As Filed with the Securities and Exchange Commission on October 24, 2011

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALLSTATE LIFE INSURANCE COMPANY

 (Exact Name of Registrant)

ILLINOIS (State or Other Jurisdiction of Incorporation or Organization) 36-2554642 (I.R.S. Employer Identification Number) C/O ALLSTATE LIFE INSURANCE COMPANY
3100 SANDERS ROAD
NORTHBROOK, ILLINOIS 60062
 (847)402-5000
(Address and Phone Number of Principal Executive Office)

C T CORPORATION
208 South LaSalle Street
Suite 814
Chicago, IL  60604
(312) 345-4320

 (Name, Complete Address and Telephone Number of Agent for Service)

COPIES TO:

JOCELYN LIU, ESQ.

ALLSTATE LIFE INSURANCE COMPANY

3100 SANDERS ROAD, SUITE J5B

NORTHBROOK, ILLINOIS 60062

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ] Accelerated filer [ ]

Non-accelerated filer [X] (Do not check if a smaller reporting company)

Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of securities                                                    Amount to be       Proposed maximum offering       Proposed maximum           Amount of
to be registered                                                           registered                 price per unit(1)                aggregate offering price     registration fee
-------------------------------                                            --------------              -------------------------                      ---------------------------- -----------------
Market Value Adjusted Annuity
Contracts                                                                        $4,629,186                $1.00                                                   $4,629,186                 $0

(1)	Interests in the market value adjustment account are sold on a dollar basis, not on the basis of a price per share or unit.

This filing is being made under the Securities Act of 1933 to register $4,629,186 of interests in market value adjusted annuity contracts.  The interests being registered herein are carried over, as unsold securities, from an existing Form S-3 registration statement of the same issuer (333-157332) filed on February 13, 2009.  Because a filing fee of $258.31 previously was paid with respect to those securities, there is no filing fee under this registration statement.  In accordance with Rule 415 (a)(6), the offering of securities on the earlier registration statement will be deemed terminated as of the effective date of this registration statement.

Risk Factors are discussed in the sections of the prospectus included in Part 1 of this Form concerning the Market Value Adjustment option.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of each prospectus included in this registration statement. Any representation to the contrary is a criminal offense.

The principal underwriter for these securities, Allstate Distributors, L.L.C. is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered. The offering under this registration statement will conclude three years from the effective date of this registration statement, unless terminated earlier by the Registrant.  See each prospectus included in Part 1 hereof for the date of the prospectus.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission may determine.

                                                      ALLSTATE LIFE INSURANCE COMPANY
                                          ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

                                                            Supplement, dated October 18, 2010, to the
                                                            following Prospectuses, as supplemented:

                                    Allstate Advisor, dated May 1, 2010 (Allstate Life Insurance Company)
                                    Allstate Advisor, dated May 1, 2007 (Allstate Life Insurance Company of New York)
                                    STI Classic Variable Annuity, dated May 1, 2004
                                    Allstate Provider, dated May 1, 2004

This supplement amends the above-referenced prospectuses for certain Variable Annuity contracts issued by Allstate Life Insurance Company or Allstate Life Insurance Company of New York, as applicable.

Effective as of November 19, 2010 (the Closure Date), the following variable sub-accounts available in the above-referenced Variable Annuities will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-accounts as of the Closure Date:

                   Oppenheimer Balanced Fund/VA—Service Shares
                   Oppenheimer Balanced Fund/VA—Initial Shares

Contract owners who have contract value invested in these variable sub-accounts as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure Date.  Contract owners who do not have contract value invested in the variable sub-accounts as of the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner, will not be affected by the closure.

If you have any questions, please contact your financial representative or our Variable Annuity Service Center at (800) 457-7617.  Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

                                                       Supplement, dated October 18, 2010,
                                                to the Prospectus for your Variable Annuity
                                                                       Issued by

                                             ALLSTATE LIFE INSURANCE COMPANY
                                     ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                                  LINCOLN BENEFIT LIFE COMPANY

This supplement amends the prospectus for your Variable Annuity contract issued by Allstate Life Insurance Company or Allstate Life Insurance Company of New York or Lincoln Benefit Life Company, as applicable.

Effective as of November 19, 2010 (the Closure Date), the following variable sub-accounts available in the above-referenced Variable Annuities will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-accounts as of the Closure Date:

                      Invesco V.I. Capital Appreciation Fund—Series I
                      Invesco V.I. Capital Appreciation Fund—Series II

Contract owners who have contract value invested in these variable sub-accounts as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure Date.  Contract owners who do not have contract value invested in the variable sub-accounts as of the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner, will not be affected by the closure.

If you have any questions, please contact your financial representative or our Variable Annuity Service Center at (800) 457-7617.  Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

           ALLSTATE LIFE INSURANCE COMPANY
 ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

                                   Supplement Dated July 23, 2010
                                      To the following Prospectuses, as supplemented

                                     Allstate Provider Prospectus, dated May 1, 2002
        Allstate Provider Prospectus, dated May 1, 2004
                       Custom Portfolio Prospectus, dated April 30, 2005
        STI Classic Prospectus, dated May 1, 2003
                        SelectDirections Prospectus, dated May 1, 2003
                                     SelectDirections Prospectus, dated April 30, 2005

This supplement amends certain disclosure contained in the above-referenced prospectuses for certain variable annuity contracts issued by Allstate Life Insurance Company or Allstate Life Insurance Company of New York, as applicable.

Effective as of August 30, 2010 (the Closure Date), the following variable sub-accounts available, as applicable, in the above-referenced Variable Annuities will be closed to all contract owners except those contract owners who have contract value invested in either of these variable sub-accounts as of the Closure Date:

 Oppenheimer High Income Fund/VA (Initial Class)
 Oppenheimer Small- & Mid-Cap Growth Fund/VA (Initial Class)*

Contract owners who have contract value invested in either of these variable sub-accounts as of the Closure Date may continue to submit additional investments into the respective variable sub-account thereafter, although they will not be permitted to invest in the respective variable sub-account if they withdraw or otherwise transfer their entire contract value from the respective variable sub-account following the Closure Date.  Contract owners who do not have contract value invested in the respective variable sub-account as of the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner, will not be affected by the closures.

If you have any questions, please contact your financial representative or our Annuities Service Center at (800) 457-7617.  Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

   Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you

* Note:  Oppenheimer Small- & Mid-Cap Growth Fund/VA was formerly known as Oppenheimer MidCap Fund/VA.

                                                  Supplement Dated December 31, 2009
                                              To the Prospectus for Your Variable Annuity
                                                               Issued By
                                                    Allstate Life Insurance Company
                                              Allstate Life Insurance Company of New York
                                                     Lincoln Benefit Life Company

This  supplement  amends the prospectus for your variable  annuity  contract issued by Allstate Life Insurance  Company,  Allstate Life
Insurance Company of New York, or Lincoln Benefit Life Company.

The following provision is added to your prospectus:

         WRITTEN  REQUESTS  AND  FORMS  IN  GOOD  ORDER.  Written  requests  must  include  sufficient   information  and/or
         documentation,  and be  sufficiently  clear,  to enable us to complete  your  request  without the need to exercise discretion on our part to carry it out. You may contact our Customer  Service  Center to learn what  information we require for your  particular  request to be in "good  order."  Additionally,  we may  require  that you submit your request on our form.  We reserve the right to determine  whether any  particular  request is in good order,  and to change or waive any good order requirements at any time.

If you have any questions,  please contact your financial  representative  or call our Customer  Service Center at  1-800-457-7617.  If you own a Putnam contract, please call 1-800-390-1277.

                           For future reference, please keep this supplement together with your prospectus.

Allstate Life Insurance Company

The Allstate Advisor Variable Annuities (STI)

AIM Enhanced Choice

Allstate Provider Series

Allstate Provider Advantage/Ultra/Extra

Allstate Provider Advantage/Ultra (STI)

AIM Lifetime Series: Classic, Regal and Freedom

STI Classic

AIM Lifetime Plus

Supplement, dated May 1, 2009

This supplement amends certain disclosure contained in the prospectus for certain annuity contracts issued by Allstate Life Insurance Company.

Under the "More Information" section, the subsection entitled "Legal Matters" is deleted and replaced with the following:

LEGAL MATTERS

Certain matters of state law pertaining to the Contracts, including the validity of the Contracts and Allstate Life's right to issue such Contracts under applicable state insurance law, have been passed upon by Susan L. Lees, General Counsel of Allstate Life.

The "Annual Reports and other Documents" section is deleted and replaced with the following:

ANNUAL REPORTS AND OTHER DOCUMENTS

Allstate Life Insurance Company ("Allstate Life") incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act and all other reports filed with the SEC under the Exchange Act since the end of the fiscal year covered by its latest annual report, including filings made on Form 10-Q and Form 8-K. In addition, all documents subsequently filed by Allstate Life pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Allstate Life will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Allstate Life, P.O. Box 758565, Topeka, KS 66675-8565 or by calling 1-800 - 457-7617. Allstate Life files periodic reports as required under the Securities Exchange Act of 1934. The public may read and copy any materials that Allstate Life files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

Allstate Life Insurance Company

STI Classic

Supplement, dated February 13, 2009

This supplement amends certain disclosure contained in the prospectus for certain annuity contracts issued by Allstate Life Insurance Company.

Under the "More Information" section, the subsection entitled "Legal Matters" is deleted and replaced with the following:

LEGAL MATTERS

Certain matters of state law pertaining to the Contracts, including the validity of the Contracts and Allstate Life's right to issue such Contracts under applicable state insurance law, have been passed upon by Susan L. Lees, General Counsel of Allstate Life.

The "Annual Reports and Other Documents" section is deleted and replaced with the following:

ANNUAL REPORTS AND OTHER DOCUMENTS

Allstate Life Insurance Company ("Allstate Life") incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act and all other reports filed with the SEC under the Exchange Act since the end of the fiscal year covered by its latest annual report, including filings made on Form 10-Q and Form 8-K. In addition, all documents subsequently filed by Allstate Life pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Allstate Life will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Allstate Life, P.O. Box 758566, Topeka, KS 66675-8566 or by calling 1-800- 457-7617. Allstate Life files periodic reports as required under the Securities Exchange Act of 1934. The public may read and copy any materials that Allstate Life files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

Allstate Life Insurance Company Allstate Financial Advisors Separate Account I

Supplement, dated February 26, 2007 to The STI Classic Variable Annuity Prospectus dated May 1, 2004

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts ("Contracts") issued by Allstate Life Insurance Company.

We have received notice that the Board of Trustees ("Board") of the STI Classic Variable Trust has approved the liquidation, on or about May 1, 2007 of the following Fund portfolios:

STI Classic International Equity Fund Portfolio STI Classic Investment Bond Fund Portfolio

(collectively the "STI Classic Portfolios")

Due to the liquidation of the STI Classic Portfolios, we will no longer accept new premiums for investment in, nor will we permit transfers to, the STI Classic International Equity Fund Sub-Account or the STI Classic Investment Grade Bond Fund Sub-Account ("STI Classic Sub-Accounts") on or after April 27, 2007.

As the STI Classic Sub-Accounts will no longer be offered as an investment alternative, you may wish to transfer, prior to April 27, 2007 some or all of your Contract Value in the STI Classic Sub-Accounts to the other investment alternatives currently offered by your Contract. These transfers are not subject to a transfer fee. Any value remaining in the STI Classic Sub-Accounts will be transferred automatically, as of April 27, 2007, to the Federated Prime Money Fund II Sub-Account, an investment alternative already available under your Contract.

If you currently allocate Contract Value to the STI Classic Sub-Accounts through automatic additions, automatic portfolio rebalancing, dollar cost averaging or systematic withdrawal programs, your allocations in these programs will also need to be changed. If you do not change these allocations to other investment alternatives currently available under your Contract, any allocations to the STI Classic Sub-Accounts will be automatically allocated, as of April 27, 2007, to the Federated Prime Money Fund II Sub-Account.

We will send you a confirmation that shows the amount that is transferred to the Federated Prime Money Fund II Sub-Account or to the investment alternative that you chose and the date of the transaction. For additional information on how to transfer to another investment alternative, or how to make a change to your current allocation(s), please contact your financial representative or call our Customer Service Center at 1-800-203-0068.

If your Contract Value in the STI Sub-Account is transferred automatically to the Federated Prime Money Fund II Sub-Account, for 60 days following the automatic transfer, you may transfer your Contract Value in the Federated Prime Money Fund II Sub-Account to any other investment alternative(s) available under your Contract. Such transfer is not subject to a transfer fee.

Attached as Appendix A is a list of the Portfolios and Fixed Account Investment Alternatives currently available under your Contract.

Please keep this supplement for future reference together with your prospectus.

Appendix A

The STI Classic Variable Annuity contracts offer a variety of Investment Alternatives that encompass investment choices ranging from aggressive to conservative. Below is a listing of the Portfolios and Fixed Account Investment Alternatives currently available. Also included is the investment objective for each Portfolio.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the relevant prospectus for the Portfolio.

Portfolios

Portfolio                                               Investment Objective
------------------------------------------------------- ----------------------------------------------------------------------------
AIM V.I. Basic Balanced Fund - Series I                 Seeks long-term growth of capital.
AIM V.I. Capital Appreciation Fund - Series I           Seeks growth of capital.
AIM V.I. Core Equity Fund - Series I                    Seeks growth of capital.
AIM V.I. High Yield Fund - Series I                     Seeks high level of current income.
Federated Prime Money Fund II                           Seeks current income consistent with stability of principal and liquidity.
Fidelity VIP Contrafund (R) Portfolio - Initial Class   Seeks long-term capital appreciation.
Fidelity VIP Equity-Income Portfolio - Initial Class    Seeks reasonable income by investing primarily in income-producing equity securities. In choosing these securities, the fund will also consider the potential for capital appreciation. The fund's goal is to achieve a yield which exceeds the composite yield on the securities comprising the S&P 500.
Fidelity VIP Growth Portfolio - Initial Class           Seeks to achieve capital appreciation.
Fidelity VIP High Income Portfolio - Initial Class      Seeks high level of current income, while also considering growth of capital.
Fidelity VIP Index 500 Portfolio - Initial Class        Seeks investment results that correspond to the total return of common stocks publicly traded in the United States, as represented by the
                                                        Standard & Poor's 500 (SM) Index (S&P 500 (R)).
Fidelity VIP Overseas Portfolio - Initial Class         Seeks long-term growth of capital.
FTVIP Templeton Global Income Securities Fund - Class 2 Seeks high current income, consistent with preservation of capital, with capital appreciation as a secondary consideration.
FTVIP Templeton Growth Securities Fund - Class 2        Seeks long-term capital growth.
MFS Emerging Growth Series - Initial Class              Seeks long-term growth of capital.
MFS Investors Trust Series - Initial Class              Seeks to provide long-term growth of capital and secondarily to provide reasonable current income.
MFS New Discovery Series - Initial Class                Seeks capital appreciation.
MFS Research Series - Initial Class                     Seeks long-term growth of capital and future income.
MFS Utilities Series - Initial Class                    Seeks capital growth and current income.
Oppenheimer MidCap Fund/VA                              Seeks capital appreciation by investing in "growth type" companies.
Oppenheimer Balanced Fund/VA                            Seeks a high total investment return, which includes current income and capital appreciation in the value of its shares.

Oppenheimer Capital Appreciation Fund/VA                Seeks capital appreciation by investing in securities of well-known, established companies.
Oppenheimer Global Securities Fund/VA                   Seeks long-term capital appreciation by investing a substantial portion of assets in securities of foreign issuers, growth-type companies, cyclical industries and special situations that are considered to have appreciation possibilities.
Oppenheimer Main Street Fund (R) /VA                    Seeks high total return (which includes growth in the value of its shares as well as current income) from equity and debt securities.
Oppenheimer Strategic Bond Fund/VA                      Seeks a high level of current income principally derived from interest on debt securities.
Putnam VT Discovery Growth Fund - Class IB              Seeks long-term growth of capital.
Putnam VT Diversified Income Fund - Class IB            Seeks as high a level of current income as Putnam Management believes is consistent with preservation of capital.
Putnam VT Growth and Income Fund - Class IB             Seeks capital growth and current income.
Putnam VT Growth Opportunities Fund - Class IB          Seeks capital appreciation.
Putnam VT Health Sciences Fund - Class IB               Seeks capital appreciation.
Putnam VT New Value Fund - Class IB                     Seeks long-term capital appreciation.
STI Classic Capital Appreciation Fund                   Seeks capital appreciation.
STI Classic Large Cap Relative Value Fund               Seeks long-term capital appreciation with the secondary goal of current income.
STI Classic Mid-Cap Equity Fund                         Seeks capital appreciation.
STI Classic Small Cap Value Equity Fund                 Seeks capital appreciation with the secondary goal of current income.
STI Classic Large Cap Value Equity Fund                 Seeks capital appreciation with the secondary goal of current income.

Fixed Account Options*

Standard Fixed Account Option

Dollar Cost Averaging Fixed Account Option

Market Value Adjusted Fixed Account Option

* Some fixed account options are not available in all states.

Allstate Life Insurance Company Allstate Financial Advisors Separate Account I

Supplement dated January 3, 2005 to the The STI Classic Variable Annuity Prospectus dated May 1, 2004

This supplement amends certain information contained in the prospectus for the STI Classic Variable Annuity Contracts ("Contracts"), formerly issued by Glenbrook Life and Annuity Company ("Glenbrook"). Please read this supplement carefully and retain it for future reference together with your prospectus. All capitalized terms have the same meaning as those included in the prospectus.

Merger of Glenbrook with Allstate Life

Effective January 1, 2005, Glenbrook merged with and into its parent company, Allstate Life Insurance Company ("Allstate Life"). The merger of Glenbrook and Allstate Life (the "Merger") was approved by the boards of directors of Allstate Life and Glenbrook. The Merger also received regulatory approval from the Departments of Insurance of the States of Arizona and Illinois, the states of domicile of Glenbrook and Allstate Life, respectively.

On the date of the Merger, Allstate Life acquired from Glenbrook all of Glenbrook's assets and became directly liable for Glenbrook's liabilities and obligations with respect to all Contracts issued by Glenbrook.

The Merger did not affect the terms of, or the rights and obligations under your Contract, other than to reflect the change to the company that guarantees your Contract benefits from Glenbrook to Allstate Life. You will receive certificate endorsements from Allstate Life that reflect the change from Glenbrook to Allstate Life. The Merger also did not result in any adverse tax consequences for any Contract Owners.

Separate Account Consolidation

Effective January 1, 2005, and in connection with the Merger, Glenbrook Life Multi-Manager Variable Account and Glenbrook Life and Annuity Company Separate Account A combined with and into the Allstate Financial Advisors Separate Account I ("Allstate Separate Account I"), and consolidated duplicative Variable Sub-Accounts that invest in the same Portfolio (the "Consolidation"). The accumulation unit values for the Variable Sub-Accounts in which you invest did not change as a result of the Consolidation, and your Contract Value immediately after the Consolidation was the same as the value immediately before the Consolidation.

As a result of the Merger and Consolidation, your prospectus is amended as follows:

Replace all references to "Glenbrook" with "Allstate Life." Replace all references to "Glenbrook Life and Annuity Company Separate Account A" with "Allstate Financial Advisors Separate Account I." All references to "We," "Us," or "our" shall mean "Allstate Life." All references to "the Variable Account" shall mean "Allstate Financial Advisors Separate Account I."

Page 12: Under the heading "Financial Information" replace the last two sentences of the second paragraph with:

The financial statements of Allstate Life and Allstate Financial Advisors Separate Account I, which includes financial information giving effect to the separate account Consolidation on a pro forma basis, also appear in the Statement of Additional Information. For a free copy of the Statement of Additional Information, please write or call us at 1-800- 755-5275.

Page 16: Delete in their entirety the Sections entitled "Market Timing & Excess Trading" and "Trading Limitations" and replace them with the following:

MARKET TIMING & EXCESSIVE TRADING

The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under "Trading Limitations." Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable Sub-Accounts, not all market timing or excessive trading is identifiable or preventable. Imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it first occurs. To the extent that such trading activity occurs prior to detection and the imposition of trading restrictions, the portfolio may experience the adverse effects of market timing and excessive trading described above.

TRADING LIMITATIONS

We reserve the right to limit transfers among the investment alternatives in any Contract year, or to refuse any transfer request, if:

. we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

. we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

. the total dollar amount being transferred, both in the aggregate and in the transfer request;

. the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a sub-account in a short period of time can constitute market timing);

. whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Sub-account underlying portfolios that we have identified as being susceptible to market timing activities;

. whether the manager of the underlying portfolio has indicated that the transfers interfere with portfolio management or otherwise adversely impact the portfolio; and

. the investment objectives and/or size of the Sub-account underlying portfolio.

If we determine that a contract owner has engaged in market timing or excessive trading activity, we will restrict that contract owner from making future additions or transfers into the impacted Sub-account(s). If we determine that a contract owner has engaged in a pattern of market timing or excessive trading activity involving multiple Sub-accounts, we will also require that all future transfer requests be submitted through regular U.S. mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. Any Sub-account or transfer restrictions will be uniformly applied.

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.

Pages 26: Under the heading "More Information," replace the sections entitled "Glenbrook" and "The Variable Account" with the following:

ALLSTATE LIFE

Allstate Life is the issuer of the Contract. Allstate Life was organized in 1957 is a stock life insurance company under the laws of the state of Illinois. Prior to January 1, 2005, Glenbrook Life and Annuity Company ("Glenbrook") issued the Contract. Effective January 1, 2005, Glenbrook merged with Allstate Life ("Merger"). On the date of the Merger, Allstate Life acquired from Glenbrook all of Glenbrook's assets and became directly liable for Glenbrook's liabilities and obligations with respect to all contracts issued by Glenbrook.

Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the state of Illinois. All of the capital stock issued and outstanding of Allstate Insurance Company is owned by The Allstate Corporation.

Allstate Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the state of New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois 60062.

THE VARIABLE ACCOUNT

Allstate Life established the Allstate Financial Advisors Separate Account I in 1999. The Contracts were previously issued through the Glenbrook Life and Annuity Company Separate Account A. Effective January 1, 2005, Glenbrook Life Multi-Manager Variable Account and Glenbrook Life and Annuity Company Separate Account A combined with Allstate Financial Advisors Separate Account I and consolidated duplicative Variable Sub-Accounts that invest in the same Portfolio (the "Consolidation"). The Accumulation Unit Values for the Variable Sub-Accounts in which you invest did not change as a result of the Consolidation, and your Contract Value immediately after the Consolidation was the same as the value immediately before the Consolidation. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate Life.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under Illinois insurance law. That means we account for the Variable Account's income, gains, and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate Life.

The Variable Account consists of multiple Variable Sub-Accounts, each of which are available under the Contract. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE STI CLASSIC VARIABLE ANNUITY

ALLSTATE LIFE INSURANCE COMPANY

STREET ADDRESS: 2940 S. 84TH STREET, LINCOLN, NE 68506-4142 MAILING ADDRESS:

P.O. BOX 80469, LINCOLN, NE 68501-0469 TELEPHONE NUMBER: 1-800-755-5275 PROSPECTUS DATED JANUARY 3, 2005

Allstate Life Insurance Company ("Allstate Life") is offering the STI Classic Variable Annuity, an individual flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference. The Contract is no longer being offered for new sales. If you have already purchased the Contract, you may continue to make additional purchase payments according to your Contract.

The Contract currently offers 42 "INVESTMENT ALTERNATIVES". The investment alternatives include 3 fixed account options ("FIXED ACCOUNT OPTIONS") and 39 variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the Allstate Financial Advisors Separate Account I ("VARIABLE ACCOUNT"). Each Variable Sub-Account invests exclusively in shares of one of the portfolios ("PORTFOLIOS") of the following underlying funds (“FUNDS”)

   AIM VARIABLE INSURANCE FUNDS-SERIES I    MFS(R) VARIABLE INSURANCE
    SHARES                                   TRUST(SM)-INITIAL CLASS
   FEDERATED INSURANCE SERIES               OPPENHEIMER VARIABLE ACCOUNT FUNDS
   FIDELITY(R) VARIABLE INSURANCE         PUTNAM VARIABLE TRUST-CLASS IB
    PRODUCTS-INITIAL CLASS                  STI CLASSIC VARIABLE TRUST
   FRANKLIN TEMPLETON VARIABLE INSURANCE
    PRODUCTS TRUST-CLASS 2

WE (Allstate Life) have filed a Statement of Additional Information, dated January 3, 2005, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page 52 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.

              THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
              DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR HAS
              IT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
              ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A FEDERAL CRIME.

IMPORTANT     THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS THAT
 NOTICES      HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL INSTITUTIONS
              OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE CONTRACTS ARE NOT
              DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY SUCH INSTITUTIONS
              OR ANY FEDERAL REGULATORY AGENCY. INVESTMENT IN THE CONTRACTS
              INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF
              PRINCIPAL.

THE CONTRACTS ARE NOT FDIC INSURED.

1 PROSPECTUS

TABLE OF CONTENTS

PAGE

OVERVIEW
  Important Terms                                                              3
  The Contract at a Glance                                                     4
  How the Contract Works                                                       6
  Expense Table                                                                7
  Financial Information                                                        9
CONTRACT FEATURES
  The Contract                                                                 9
  Purchases                                                                   10
  Contract Value                                                              11
  Investment Alternatives                                                     12
     The Variable Sub-Accounts                                                12
     The Fixed Account Options                                                14
     Transfers                                                                16
  Expenses                                                                    18

PAGE

  Access To Your Money                                                        20
  Income Payments                                                             21
  Death Benefits                                                              23
OTHER INFORMATION
  More Information:                                                           26
     Allstate Life                                                            26
     The Variable Account                                                     27
     The Portfolios                                                           27
     The Contract                                                             28
     Non-Qualified Annuities Held Within a Qualified Plan                     28
     Legal Matters                                                            28
  Taxes                                                                       29
  Annual Reports and Other Documents                                          34
APPENDIX A- ACCUMULATION UNIT VALUES                                          36
APPENDIX B- MARKET VALUE ADJUSTMENT                                           50
STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS                         52

2 PROSPECTUS

IMPORTANT TERMS

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

PAGE

Accumulation Phase                                                             6
Accumulation Unit                                                              9
Accumulation Unit Value                                                        9
Anniversary Values                                                            24
Annuitant                                                                      9
Automatic Additions Program                                                   10
Automatic Portfolio Rebalancing Program                                       18
Beneficiary                                                                    9
Cancellation Period                                                           11
Contract                                                                       9
Contract Anniversary                                                           5
Contract Owner ("You")                                                         9
Contract Value                                                                 5
Contract Year                                                                  5
Death Benefit Anniversary                                                     23
Dollar Cost Averaging Program                                                 18
Due Proof of Death                                                            23
Enhanced Death Benefit Rider                                                  24

PAGE

Fixed Account Options                                                         14
Free Withdrawal Amount                                                        19
Allstate Life ("We" or "Us")                                                  26
Guarantee Periods                                                             14
Income Plan                                                                   21
Investment Alternatives                                                       12
Issue Date                                                                     6
Market Value Adjustment                                                       16
Payout Phase                                                                   6
Payout Start Date                                                             21
Portfolios                                                                    12
SEC                                                                            1
Settlement Value                                                              24
Systematic Withdrawal Program                                                 21
Valuation Date                                                                11
Variable Account                                                              27
Variable Sub-Account                                                          12

3 PROSPECTUS

THE CONTRACT AT A GLANCE

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS                You can purchase a Contract with as little as
                                 $3,000 ($2,000 for "QUALIFIED CONTRACTS," which
                                 are Contracts issued within QUALIFIED PLANS).
                                 Before age 86, you can add to your Contract as
                                 often and as much as you like, but each payment
                                 must be at least $50.
                                 -----------------------------------------------
RIGHT TO CANCEL                  You may cancel your Contract within 20 days of
                                 receipt or any longer period your state may
                                 require ("CANCELLATION PERIOD"). Upon
                                 cancellation, we will return your purchase
                                 payments adjusted, to the extent applicable law
                                 permits, to reflect the investment experience
                                 of any amounts allocated to the Variable
                                 Account, including the deduction of mortality
                                 and expense risk charges and administrative
                                 expense charges.
                                 -----------------------------------------------
EXPENSES                         You will bear the following expenses:

                                 .    Total Variable Account annual fees equal
                                      to 1.35% of average daily net assets
                                      (1.45% if you select the ENHANCED DEATH
                                      BENEFIT RIDER)

. Annual contract maintenance charge of $30

(with certain exceptions)

. Withdrawal charges ranging from 0% to 7% of payment withdrawn (with certain exceptions)

. Transfer fee of $10 after 12th transfer in any CONTRACT YEAR (fee currently waived)

. State premium tax (if your state imposes one) In addition, each Portfolio pays expenses that you will bear indirectly if you invest in a Variable Sub-Account.

INVESTMENT

ALTERNATIVES                     The Contract offers 42 investment alternatives
                                 including:

                                 .    3 Fixed Account Options (which credit
                                      interest at rates we guarantee)

                                 .    39 Variable Sub-Accounts investing in
                                      Portfolios offering professional money

management by investment advisers:

. A I M Advisors, Inc.

. Federated Investment Management Company

. Fidelity Management & Research Company

. Franklin Advisers, Inc.

. MFS/TM/ Investment Management

. OppenheimerFunds, Inc.

. Putnam Investment Management, LLC

. Templeton Global Advisors Limited

. Trusco Capital Management, Inc.

To find out current rates being paid on the Fixed Account Options or how the Variable Sub-Accounts have performed, call us at 1-800-755-5275.

 SPECIAL SERVICES For your convenience, we offer these special services:

. AUTOMATIC ADDITIONS PROGRAM

. AUTOMATIC PORTFOLIO REBALANCING PROGRAM

. DOLLAR COST AVERAGING PROGRAM

. SYSTEMATIC WITHDRAWAL PROGRAM

INCOME PAYMENTS                  You can choose fixed income payments, variable
                                 income payments, or a combination of the two.
                                 You can receive your income payments in one of
                                 the following ways:

                                 .    life income with guaranteed payments

                                 .    a "joint and survivor" life income with
                                      guaranteed payments

                                 .    guaranteed payments for a specified period
                                      (5 to 30 years)
                                 -----------------------------------------------
DEATH  BENEFITS                  If you die before the PAYOUT START DATE we will
                                 pay the death benefit described in the
                                 Contract. We offer an Enhanced Death Benefit
                                 Rider to owners of Contracts issued on or after
                                 May 1, 1997.
                                 -----------------------------------------------
TRANSFERS                        Before the Payout Start Date you may transfer
                                 your Contract value ("CONTRACT VALUE") among
                                 the investment alternatives, with certain
                                 restrictions. No minimum applies to the amount
                                 you transfer. We do not currently impose a fee
                                 upon transfers. However, we reserve the right
                                 to charge $10 per transfer after the 12th
                                 transfer in each "CONTRACT YEAR," which we
                                 measure from the date we issue your Contract or
                                 a Contract anniversary ("CONTRACT
                                 ANNIVERSARY").
                                 -----------------------------------------------
WITHDRAWALS                      You may withdraw some or all of your Contract
                                 Value at anytime during the Accumulation Phase.
                                 Full or partial withdrawals are available under
                                 limited circumstances on or after the Payout
                                 Start Date.

                                 In general, you must withdraw at least $50 at a
                                 time. Withdrawals taken prior to annuitization
                                 (referred to in this prospectus as the Payout
                                 Phase) are generally considered to come from
                                 the earnings in the Contract first. If the
                                 Contract is tax-qualified, generally all
                                 withdrawals are treated as distributions of
                                 earnings. Withdrawals of earnings are taxed as
                                 ordinary income and, if taken prior to age 59
                                 1/2 , may be subject to an additional 10%
                                 federal tax penalty. A withdrawal charge and
                                 MARKET VALUE ADJUSTMENT also may apply.
                                 -----------------------------------------------

4 PROSPECTUS

5 PROSPECTUS

HOW THE CONTRACT WORKS

The Contract basically works in two ways. First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 42 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in any of the 3 Fixed Account Options, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options ("INCOME PLANS") described on page

21. You receive income payments during the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                  Payout Start
Date              Accumulation Phase         Date                Payout Phase
---------------------------------------------------------------------------------------------------
You buy      You save for retirement   You elect to receive   You can receive    Or you can receive
a Contract                             income payments or     income payments    income payments
                                       receive a lump sum     for a set period   for life
                                       payment

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if there is none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if there is none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-755-5275 if you have any question about how the Contract works.

6 PROSPECTUS

EXPENSE TABLE

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes that may be imposed by the state where you reside. For more information about Variable Account expenses, see "Expenses," below. For more information about Portfolio expenses, please refer to the accompanying prospectuses for the Portfolios.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years Since We Received Payment
 Being Withdrawn                                         0    1    2    3    4    5    6     7+
-------------------------------------------------------------------------------------------------
Applicable Charge                                        7%   6%   5%   4%   3%   2%   1%    0%
-------------------------------------------------------------------------------------------------
Annual Contract Maintenance Charge                                   $30.00**
-------------------------------------------------------------------------------------------------
Transfer Fee                                                         $10.00***
-------------------------------------------------------------------------------------------------

* Each Contract Year, you may withdraw up to 10% of the Contract Value on the date of the first withdrawal that Year without incurring a withdrawal charge. However, any applicable Market Value Adjustment determined as of the date of withdrawal will apply.

** We will waive this charge in certain cases. See "Expenses."

*** Applies solely to the thirteenth and subsequent transfers within a Contract Year. We are currently waiving the transfer fee.

VARIABLE ACCOUNT ANNUAL EXPENSES

 (AS A PERCENTAGE OF AVERAGE DAILY NET ASSET VALUE
DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)

Mortality and Expense Risk Charge                                        1.25%
------------------------------------------------------------------------------
Administrative Expense Charge                                            0.10%
------------------------------------------------------------------------------
Total Variable Account Annual Expense                                    1.35%
------------------------------------------------------------------------------

WITH THE ENHANCED DEATH BENEFIT*

Mortality and Expense Risk Charge                                        1.35%
------------------------------------------------------------------------------
Administrative Expense Charge                                            0.10%
------------------------------------------------------------------------------
Total Variable Account Annual Expense                                    1.45%
------------------------------------------------------------------------------

* The Enhanced Death Benefit Rider was available for Contracts issued on or after May 1, 1997.

PORTFOLIO ANNUAL EXPENSES

The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. Advisers and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios' expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Portfolio's fees and expenses appears in the prospectus for each Portfolio.

ANNUAL PORTFOLIO EXPENSES

                                                               Minimum   Maximum
--------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses/(1)/
(expenses that are deducted from
Portfolio assets, which may include management
fees, distribution and/or
services (12b-1) fees,
and other expenses)                                              0.34%    3.91%
--------------------------------------------------------------------------------

(1) Expenses are shown as a percentage of Portfolio average daily net assets (before any waiver or reimbursement) as of December 31, 2003.

7 PROSPECTUS

EXAMPLE 1

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include Contract Owner transaction expenses, Contract fees, Variable Account annual expenses, and Portfolio fees and expenses.

The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

. invested $10,000 in the Contract for the time periods indicated,

. earned a 5% annual return on your investment, and

. surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period, and

. elected the Enhanced Death Benefit Rider (with total Variable Account expenses of 1.45%)

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT

                                 1 Year    3 Years    5 Years   10 Years
------------------------------------------------------------------------
Costs Based on Maximum Annual
Portfolio Expenses               $1,120     $2,086     $3,034    $5,599
------------------------------------------------------------------------
Costs Based on Minimum Annual
Portfolio Expenses               $  752     $1,013     $1,298    $2,392
------------------------------------------------------------------------

EXAMPLE 2

This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                                 1 Year    3 Years    5 Years   10 Years
------------------------------------------------------------------------
Costs Based on Maximum
Annual Portfolio
Expenses                          $579      $1,725     $2,853    $5,599
------------------------------------------------------------------------
Costs Based on Minimum
Annual Portfolio
Expenses                          $213      $  656     $1,121    $2,392
------------------------------------------------------------------------

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR RATE OF RETURN MAY BE HIGHER OR LOWER THAN 5%, WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY PORTFOLIO EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED. THE ABOVE EXAMPLES ASSUME A MORTALITY AND EXPENSE RISK CHARGE OF 1.35%, AN ADMINISTRATIVE EXPENSE CHARGE OF 0.10%, AND AN ANNUAL CONTRACT MAINTENANCE CHARGE OF $30. IF THE ENHANCED DEATH BENEFIT RIDER WERE NOT ELECTED, THE EXPENSE FIGURES SHOWN ABOVE WOULD BE SLIGHTLY LOWER.

8 PROSPECTUS

FINANCIAL INFORMATION

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT." Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund. Attached as Appendix A to this prospectus are tables showing the Accumulation Unit Values of each Variable Sub-Account since its inception. The financial statements of Allstate and Allstate Financial Advisors Separate Account I, which includes financial information giving effect to the separate account Consolidation on a pro forma basis, also appear in the Statement of Additional Information. For a free copy of the Statement of Additional Information, please write or call us at 1-800- 755-5275.

THE CONTRACT

CONTRACT OWNER

The STI Classic Variable Annuity is a contract between you, the Contract Owner, and Allstate Life, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

. the investment alternatives during the Accumulation and Payout Phases,

. the amount and timing of your purchase payments and withdrawals,

. the programs you want to use to invest or withdraw money,

. the income payment plan you want to use to receive retirement income,

. the Annuitant (either yourself or someone else) on whose life the income payments will be based,

. the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner dies, and

. any other rights that the Contract provides.

If you die, any surviving Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-living person and a living Person. If the Owner is a Grantor Trust, the Owner will be considered a non-living person for purposes of the Death of Owner and Death of Annuitant provisions of your Contract. The maximum age of the oldest Contract Owner and Annuitant cannot exceed 85 as of the date we receive the completed application.

Changing ownership of this contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Internal Revenue Code of 1986, as amended, ("Code"), may limit or modify your rights and privileges under the Contract.

ANNUITANT

The Annuitant is the individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. The Annuitant must be a living person. If the Contract Owner is a living person, you may change the Annuitant at any time prior to the Payout Start Date. You may designate a joint Annuitant, prior to the Payout Start Date, who is a second person on whose life income payments depend. If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

(i) the youngest Contract Owner; otherwise,

(ii) the youngest Beneficiary.

BENEFICIARY

The Beneficiary is the person selected by the Contract Owner to receive the death benefits or become the new Contract Owner, subject to the "Death of Owner" section of the Contract, if the sole surviving Contract Owner dies before the Payout Start Date. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiaries will receive any guaranteed income payments scheduled to continue.

You may name one or more primary and contingent Beneficiaries when you apply for a Contract. The primary Beneficiary is the Beneficiary(ies) who is first entitled to receive benefits under the Contract upon the death of the sole surviving Contract Owner. The contingent Beneficiary is the Beneficiary(ies) entitled to receive benefits under the Contract when all primary Beneficiaries predecease the sole surviving Contract Owner.

You may restrict income payments to Beneficiaries by providing us a written request. Once we accept the written request, the change or restriction will take effect as of the

9 PROSPECTUS

date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.

You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed by you and filed with us. After we accept the form, the change of Beneficiary will be effective as of the date you signed the form. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. Each change is subject to any payment made by us or any other action we take before we accept the change.

If no named Beneficiary is a living person or if you did not name a Beneficiary, the Beneficiary will be:

. your spouse or, if he or she is no longer living,

. your surviving children equally, or if you have no surviving children,

. your estate.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation or other type of non-living person, all Beneficiaries will be considered to be non-living persons for the above purposes.

Unless you have provided directions to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases you, the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original share of the remaining Beneficiaries.

If more than one Beneficiary shares in the death benefit, each Beneficiary will be treated as a separate and independent owner of his or her respective proceeds. Each Beneficiary will exercise all rights related to his or her share, including the sole right to select an Income Plan, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Income Plan chosen by the original Beneficiary.

Where there are multiple Beneficiaries, we will only value the death benefit at the time the first Beneficiary submits the necessary documentation in good order. Any death benefit amounts attributable to any Beneficiary which remain in the investment alternatives are subject to investment risk.

MODIFICATION OF THE CONTRACT

Only an Allstate Life officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT

No owner has a right to assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are payable to the Beneficiary. We will not be bound by any assignment until the Assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH YOUR ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.

PURCHASES

MINIMUM PURCHASE PAYMENTS

Your initial purchase payment must be at least $3,000 ($2,000 for a Qualified Contract). All subsequent purchase payments must be $50 or more. You may make purchase payments at any time prior to the earlier of the Payout Start Date or your 86th birthday. We reserve the right to limit the maximum amount of purchase payments we will accept. We reserve the right to reject any application in our sole discretion.

AUTOMATIC ADDITIONS PROGRAM

You may make subsequent purchase payments by automatically transferring money from your bank account. Please call or write us for an enrollment form.

ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to credit your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percentages that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit availability of the investment alternatives. We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our home office. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your

10 PROSPECTUS

Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our home office.

We use the term "BUSINESS DAY" to refer to each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "VALUATION DATES." Our business day closes when the New York Stock Exchange closes, usually 4 p.m. Eastern Time (3 p.m. Central Time). If we receive your purchase payment after 3 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

RIGHT TO CANCEL

You may cancel the Contract by returning it to us within the Cancellation Period, which is the 20 day period after you receive the Contract, or a longer period should your state require it. You may return your Contract by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. We also will return your purchase payments allocated to the Variable Account adjusted, to the extent applicable federal or state law permits, to reflect investment gain or loss, including the deduction of mortality and expense risk charges and administrative expense charges, that occurred from the date of allocation through the date of cancellation. Some states may require us to return a greater amount to you. If this Contract is qualified under Code Section 408(b), we will refund the greater of any purchase payments or the Contract Value.

CONTRACT VALUE

Your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the value of your investment in the Fixed Account Options.

ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract.

ACCUMULATION UNIT VALUE

As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

. changes in the share price of the Portfolio in which the Variable Sub-Account invests, and

. the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect the Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we compute Accumulation Unit Value, please refer to the Statement of Additional Information. We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date. We also determine a separate set of Accumulation Unit Values reflecting the cost of the Enhanced Death Benefit Rider described on page 24.

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE PORTFOLIOS THAT ACCOMPANY THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

11 PROSPECTUS

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS

You may allocate your purchase payments to up to 39 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the accompanying prospectus for the Portfolio. You should carefully review the Portfolio prospectuses before allocating amounts to the Variable Sub-Accounts.

PORTFOLIO:              EACH PORTFOLIO SEEKS*:         INVESTMENT ADVISOR:
--------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS
--------------------------------------------------------------------------------
AIM V.I. Balanced Fund  To achieve as high a total
-Series I               return as possible,
                        consistent with preservation
                        of capital
--------------------------------------------------------------------------------
AIM V.I. Capital
Appreciation Fund       Growth of capital
-Series I                                              AIM ADVISORS, INC.
--------------------------------------------------------------------------------
AIM V.I. Core Equity    Growth of capital
Fund -Series I
--------------------------------------------------------------------------------
AIM V.I. Growth Fund    Growth of capital
-Series I
--------------------------------------------------------------------------------
AIM V.I. High Yield     A high level of current
-Series I               income
--------------------------------------------------------------------------------
AIM V.I. Premier        Long-term growth of capital;
Equity Fund -Series I   Income is a secondary
   objective
--------------------------------------------------------------------------------
FEDERATED INSURANCE SERIES
--------------------------------------------------------------------------------
Federated Prime Money   Current income consistent      FEDERATED INVESTMENT
Fund II                 with stability of principal    MANAGEMENT COMPANY
                        and liquidity
--------------------------------------------------------------------------------
FIDELITY(R) VARIABLE INSURANCE PRODUCTS
--------------------------------------------------------------------------------
Fidelity VIP            Long-term capital
Contrafund(R)         appreciation
Portfolio - Initial
Class
--------------------------------------------------------------------------------
Fidelity VIP
Equity-Income
Portfolio - Initial     Reasonable income
Class
--------------------------------------------------------------------------------
Fidelity VIP Growth                                    FIDELITY MANAGEMENT &
Portfolio - Initial     Capital appreciation           RESEARCH COMPANY
Class
--------------------------------------------------------------------------------
Fidelity VIP High       High level of current income
Income Portfolio -      while also considering growth
Initial Class           of capital
--------------------------------------------------------------------------------
Fidelity VIP Index 500  Investment results that
Portfolio - Initial     correspond to the total
Class                   return of common stocks
                          publicly traded in the United
                          States, as represented by the
                        Standard & Poor's 500(SM)
                        Index (S&P 500(R))
--------------------------------------------------------------------------------
Fidelity VIP Overseas
Portfolio - Initial     Long-term growth of capital
Class
--------------------------------------------------------------------------------
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
--------------------------------------------------------------------------------
FTVIP Templeton Global  High current income,           FRANKLIN ADVISERS, INC.
Income Securities       consistent with preservation
Fund- Class 2           of capital. Capital
                        appreciation is a secondary
                        consideration.
--------------------------------------------------------------------------------
FTVIP Templeton Growth  Long-term capital growth       TEMPLETON GLOBAL
Securities Fund -                                      ADVISORS LIMITED
Class 2
--------------------------------------------------------------------------------
MFS(R) VARIABLE INSURANCE TRUST(SM)
--------------------------------------------------------------------------------
MFS Emerging Growth     Long-term growth of capital
Series - Initial Class
--------------------------------------------------------------------------------
MFS Investors Trust     Long-term growth of capital    MFS/TM/ INVESTMENT
Series - Initial Class  with a secondary objective to  MANAGEMENT seek reasonable current
                        income
--------------------------------------------------------------------------------
MFS New Discovery       Capital appreciation
Series - Initial Class
--------------------------------------------------------------------------------
MFS Research Series -   Long-term growth of capital
Initial Class           and future income
--------------------------------------------------------------------------------
MFS Utilities Series -  Capital growth and current
Initial Class           income
--------------------------------------------------------------------------------
OPPENHEIMER VARIABLE ACCOUNT FUNDS
--------------------------------------------------------------------------------
Oppenheimer Aggressive  Capital appreciation
Growth Fund/VA
--------------------------------------------------------------------------------
Oppenheimer Balanced    A high total investment
Fund/VA**               return which includes current
                        income and capital
                        appreciation in the value of
                        its shares.
--------------------------------------------------------------------------------
Oppenheimer Capital     Capital appreciation by        OPPENHEIMERFUNDS, INC.
Appreciation Fund/VA    investing in securities of
                        well-known, established
                        companies.
--------------------------------------------------------------------------------
Oppenheimer Global      Long-term capital
Securities Fund/VA      appreciation
--------------------------------------------------------------------------------
Oppenheimer Main High total return, which
Street Fund/VA          includes growth in the value
                        of its shares as well as
                        current income, from equity
                        and debt securities
--------------------------------------------------------------------------------
Oppenheimer Strategic High level of current income
Bond Fund/VA
--------------------------------------------------------------------------------
PUTNAM VARIABLE TRUST
--------------------------------------------------------------------------------
Putnam VT Discovery     Long-term growth of capital
Growth Fund-Class IB
--------------------------------------------------------------------------------
Putnam VT Diversified High current income              PUTNAM INVESTMENT
Income Fund - Class IB consistent with capital         MANAGEMENT, LLC
preservation
--------------------------------------------------------------------------------
Putnam VT Growth and    Capital growth and current
Income Fund -           income
Class IB
--------------------------------------------------------------------------------
Putnam VT Growth        Capital appreciation
Opportunities Fund -
Class IB
--------------------------------------------------------------------------------
Putnam VT Health
Sciences Fund - Class   Capital appreciation
IB
--------------------------------------------------------------------------------
Putnam VT New Value     Long-term capital
Fund - Class IB         appreciation
--------------------------------------------------------------------------------
STI CLASSIC VARIABLE TRUST
--------------------------------------------------------------------------------
STI Classic Capital     Capital appreciation
Appreciation Fund
--------------------------------------------------------------------------------
STI Classic Growth and  Long-term capital
Income Fund             appreciation with the
                        secondary goal of current
                        income
--------------------------------------------------------------------------------
STI Classic             Long-term capital              TRUSCO CAPITAL
International Equity    appreciation                   MANAGEMENT, INC.
Fund
--------------------------------------------------------------------------------
STI Classic Investment  High total return through
Grade Bond Fund         current income and capital
                        appreciation, while
                        preserving the principal
                        amount invested
--------------------------------------------------------------------------------
STI Classic Mid-Cap     Capital appreciation
Equity Fund
--------------------------------------------------------------------------------
STI Classic Small Cap Capital appreciation with the
Value Equity Fund       secondary goal of current
    income
--------------------------------------------------------------------------------
STI Classic Value       Current income with the
Income Stock Fund       secondary goal of capital
                        appreciation
--------------------------------------------------------------------------------

12 PROSPECTUS

* A portfolio's investment objective(s) may be changed by the Fund's Board of Trustees without shareholder approval.

** Effective May 1, 2004, the Oppenheimer Multiple Strategies Fund/VA changed its name to the Oppenheimer Balanced Fund/VA.

VARIABLE INSURANCE PORTFOLIOS MAY NOT BE MANAGED BY THE SAME PORTFOLIO MANAGERS WHO MANAGE RETAIL MUTUAL FUNDS WITH SIMILAR NAMES. THESE PORTFOLIOS ARE LIKELY TO DIFFER FROM SIMILARLY NAMED RETAIL FUNDS IN ASSETS, CASH FLOW, AND TAX MATTERS. ACCORDINGLY, THE HOLDINGS AND INVESTMENT RESULTS OF A VARIABLE INSURANCE PORTFOLIO CAN BE EXPECTED TO BE GREATER OR LESS THAN THE INVESTMENT RESULTS OF RETAIL MUTUAL FUNDS.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF THE PORTFOLIOS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE INVESTMENT RISK THAT THE PORTFOLIOS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES. SHARES OF THE PORTFOLIOS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

13 PROSPECTUS

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS

You may allocate all or a portion of your purchase payments to the Fixed Account. You may choose from among 3 Fixed Account Options, including a Standard Fixed Account Option, a Dollar Cost Averaging Fixed Account Option, and the option to invest in one or more Guarantee Periods (included in the Guaranteed Maturity Amount Fixed Account). The Fixed Account Options may not be available in all states. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to a Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.

STANDARD FIXED ACCOUNT OPTION AND DOLLAR COST AVERAGING FIXED ACCOUNT OPTION STANDARD FIXED ACCOUNT OPTION. Purchase payments and transfers that you allocate to the Standard Fixed Account Option will earn interest for a one year period at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound over the year to the effective annual interest rate we guaranteed at the time of allocation. After the one year period, we will declare a renewal rate which we guarantee for a full year. Subsequent renewal dates will be every 12 months for each payment or transfer. Each payment or transfer you allocate to this Option must be at least $50.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. You may establish a Dollar Cost Averaging Program by allocating purchase payments to the Dollar Cost Averaging Fixed Account Option ("DCA Fixed Account Option"). We will credit interest to purchase payments you allocate to this Option for up to one year at the current rate in effect at the time of allocation. Each purchase payment you allocate to the DCA Fixed Account Option must be at least $500.00. We reserve the right to reduce the minimum allocation amount.

For each purchase payment, the first transfer from the DCA Fixed Account Option must occur within one month of the date of payment. If we do not receive an allocation instruction from you when the payment is received, each monthly installment will be transferred to the money market Variable Sub-Account in substantially equal monthly installments. Transferring Contract Value to the money market Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page 18.

We will follow your instructions in transferring amounts monthly from the DCA Fixed Account Option to one or more Variable Sub-Accounts. However, you may not choose monthly installments of less than 3 or more than 12. Further, you must transfer each purchase payment and all its earnings out of this Option to one or more Variable Sub-Accounts by means of dollar cost averaging within the selected program period. At the end of the transfer period, any nominal amounts remaining in the DCA Fixed Account will be allocated to the Federated Prime Money Fund II Variable Sub-Account. If you discontinue the Dollar Cost Averaging Program before the end of the transfer period, we will transfer the remaining balance in this Option to the money market Variable Sub-Account.

We bear the investment risk for all amounts allocated to the Standard Fixed Account Option and the DCA Fixed Account Option. That is because we guarantee the current and renewal interest rates we credit to the amounts you allocate to either of these Options, which will never be less than the minimum guaranteed rate in the Contract. Currently, we determine, in our sole discretion, the amount of interest credited in excess of the guaranteed rate. We may declare more than one interest rate for different monies based upon the date of allocation to the Standard Fixed Account Option and the DCA Fixed Account Option. For current interest rate information, please contact your representative or Allstate Life at 1-800-755-5275.

GUARANTEE PERIODS

Each payment or transfer allocated to a Guarantee Period earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 3, 5, 7 and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods. Each payment or transfer allocated to a Guarantee Period must be at least $50. We reserve the right to limit the number of additional purchase payments that you may allocate to this Option.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. WE DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE. For current interest rate information, please contact your representative or Allstate Life at 1-800-755-5275. The annual interest rate will never be less than the minimum guaranteed rate stated in the Contract.

14 PROSPECTUS

HOW WE CREDIT INTEREST. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a purchase payment allocated to a Guarantee Period would grow, given an assumed Guarantee Period and annual interest rate:

Purchase Payment....................................................    $10,000
Guarantee Period....................................................    5 years
Annual Interest Rate................................................      4.50%

                                          END OF CONTRACT YEAR
                          YEAR 1      YEAR 2      YEAR 3      YEAR 4       YEAR 5
                        ----------  ----------  ----------  ----------  ------------
Beginning Contract
 Value................  $10,000.00
 ^ (1 ^ Annual
 Interest Rate)              1.045
                        ----------
                        $10,450.00

Contract Value at end
 of Contract Year.....              $10,450.00
 ^ (1 ^ Annual
 Interest Rate)                          1.045
                                    ----------
                                   $10,920.25

Contract Value at end
 of Contract Year.....                          $10,920.25
 ^ (1 ^ Annual
 Interest Rate)                                      1.045
                                                ----------
                                                $11,411.66

Contract Value at end
 of Contract Year.....                                      $11,411.66
 ^ (1 ^ Annual
 Interest Rate)                                                  1.045
                                                            ----------
                                                            $11,925.19

Contract Value at end
 of Contract Year.....                                                   $11,925.19
 ^ (1 ^ Annual
 Interest Rate)                                                               1.045
                                                                        -----------
                                                                         $12,461.82

TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a withdrawal, you might be required to pay a withdrawal charge. In addition, the amount withdrawn might be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict current or future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.

RENEWALS. At the end of each Guarantee Period, we will mail you a notice asking you what to do with the relevant amount, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1) Take no action. We will automatically apply your money to a new Guarantee Period of the same length as the expiring Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2) Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) Instruct us to transfer your money to the Standard Fixed Account Option. Your allocation will be effective on the day the previous Guarantee Period ends; or

4) Instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts of the Variable Account. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment. We will pay interest from the day the Guarantee Period expired until the date of the transfer. The interest will be the rate for the shortest Guarantee Period then being offered; or

5) Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. The amount withdrawn will be deemed to have been withdrawn on the day the Guarantee Period ends. Amounts not withdrawn will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends with current interest credited from the date the Guarantee Period expired.

MARKET VALUE ADJUSTMENT. All withdrawals and transfers from a Guarantee Period, other than those taken during the 30 day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment also will apply when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless applied during the 30 day period after such Guarantee Period expires). For Contracts issued before May

15 PROSPECTUS

1, 1997, a Market Value Adjustment will apply to payment of a death benefit. For Contracts issued on or after May 1, 1997, a Market Value Adjustment may apply in the calculation of the Settlement Value described in the "Contracts Issued On Or After May 1, 1997" section below. We apply the Market Value Adjustment to reflect changes in interest rates from the time the amount being withdrawn or transferred was allocated to a Guarantee Period to the time of its withdrawal, transfer, or application to an Income Plan. As such, you bear some investment risk on amounts you allocate to any Guarantee Period.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. If interest rates increase significantly from the time you make a purchase payment, the Market Value Adjustment, withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the effective annual interest rate for the Guarantee Period is lower than the applicable current effective annual interest rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you or transferred. Similarly, if the effective annual interest rate for the Guarantee Period is higher than the applicable current effective annual interest rate, then the Market Value Adjustment will result in a higher amount payable to you or transferred.

For example, assume that you purchase a Contract and select an initial Guarantee Period of 5 years that has an effective annual rate of 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current interest rate for a 2 year Guarantee Period is 4.00%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current interest rate for the 2 year Guarantee Period is 5.00%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES: TRANSFERS

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may request transfers in writing or by telephone according to the procedure described below. There is no minimum transfer amount. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. All transfers to or from more than one Portfolio on a given day count as one transfer.

We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 3:00 p.m. on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account Options for up to 6 months from the date we receive your request. If we decide to postpone transfers from any Fixed Account Option for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

We limit the amount you may transfer from the Standard Fixed Account Option to any other investment alternative in any Contract Year to the greater of:

1) 25% of the value in the Standard Fixed Account Option as of the most recent Contract Anniversary (if this amount is less than $1,000, then up to $1,000 may be transferred); or

2) 25% of the sum of all purchase payments and transfers to the Standard Fixed Account Option as of the most recent Contract Anniversary.

If you transfer an amount from the Guaranteed Maturity Fixed Account Option other than during the 30 day period after a Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment.

You may not transfer Contract Value into the DCA Fixed Account Option.

We reserve the right to waive any transfer restrictions.

MARKET TIMING & EXCESSIVE TRADING

The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under "Trading Limitations." Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable Sub-Accounts, not all market timing or excessive trading is identifiable or preventable. Imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it first occurs. To the extent that such trading activity occurs prior to detection and the imposition of trading restrictions, the portfolio may experience the adverse effects of market timing and excessive trading described above.

16 PROSPECTUS

TRADING LIMITATIONS

We reserve the right to limit transfers among the investment alternatives in any Contract year, or to refuse any transfer request, if:

. we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

. we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

. the total dollar amount being transferred, both in the aggregate and in the transfer request;

. the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a sub-account in a short period of time can constitute market timing);

. whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Sub-account underlying portfolios that we have identified as being susceptible to market timing activities;

. whether the manager of the underlying portfolio has indicated that the transfers interfere with portfolio management or otherwise adversely impact the portfolio; and

. the investment objectives and/or size of the Sub-account underlying portfolio.

If we determine that a contract owner has engaged in market timing or excessive trading activity, we will restrict that contract owner from making future additions or transfers into the impacted Sub-account(s). If we determine that a contract owner has engaged in a pattern of market timing or excessive trading activity involving multiple Sub-accounts, we will also require that all future transfer requests be submitted through regular U.S. mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. Any Sub-account or transfer restrictions will be uniformly applied.

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.

TRANSFERS DURING THE PAYOUT PHASE

During the Payout Phase, you may make transfers among the Variable Sub-Accounts so as to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments. You may not make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.

TELEPHONE TRANSFERS

You may make transfers by telephone by calling 1-800-755-5275, if you first send us a completed authorization form. The cut off time for telephone transfer requests is 3:00 p.m. Central Time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

DOLLAR COST AVERAGING PROGRAM

Through our Dollar Cost Averaging Program, you may automatically transfer a fixed dollar amount, subject to a minimum of $50, every month during the Accumulation Phase from any Variable Sub-Account, the Standard Fixed Account Option or the Dollar Cost Averaging Fixed Account Option, to any other Variable Sub-Account. You may not use the Dollar Cost Averaging Program to transfer amounts to a Fixed Account Option.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market. Call or write us for instructions on how to enroll.

AUTOMATIC PORTFOLIO REBALANCING PROGRAM

Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money allocated to the Fixed Account Options will not be included in the rebalancing.

We will rebalance your account monthly, quarterly, semi-annually or annually, according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in

17 PROSPECTUS

writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

Assume that you want your initial purchase payment split among two Variable Sub-Accounts. You want 40% to be in the STI Classic Investment Grade Bond Variable Sub-Account and 60% to be in the STI Classic Capital Appreciation Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the STI Classic Investment Grade Bond Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter, we would sell some of your units in the STI Classic Investment Grade Bond Variable Sub-Account and use the money to buy more units in the STI Classic Capital Appreciation Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Portfolio Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee. Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

EXPENSES

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE

During the Accumulation Phase, on each Contract Anniversary, we will deduct a $30 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. If you surrender your Contract, we will deduct the contract maintenance charge pro rated for the part of the Contract Year elapsed, unless your Contract qualifies for a waiver, described below. During the Payout Phase, we will deduct the charge proportionately from each income payment. The charge is to compensate us for the cost of administering Contracts and the Variable Account. Maintenance costs include expenses we incur collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. However, we will waive this charge if:

. total purchase payments equal $25,000 or more as of a Contract Anniversary or upon full withdrawal, or

. all of your money is allocated to the Fixed Account Options on a Contract Anniversary.

MORTALITY AND EXPENSE RISK CHARGE

We deduct a mortality and expense risk charge daily at an annual rate of 1.25% of the average daily net assets you have invested in the Variable Sub-Accounts (1.35% if you select the Enhanced Death Benefit Rider, available to purchasers after May 1, 1997). The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional 0.10% for the Enhanced Death Benefit Rider to compensate us for the additional risk that we accept by providing the rider.

We guarantee that we will not raise the mortality and expense risk charge. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.

ADMINISTRATIVE EXPENSE CHARGE

We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.

TRANSFER FEE

We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a dollar cost averaging or automatic portfolio rebalancing program.

WITHDRAWAL CHARGE

We may assess a withdrawal charge of up to 7% of the purchase payment(s) you withdraw. The charge declines annually to 0% over a 7 year period that begins on the day we receive your purchase payment. A schedule showing how the charge declines appears on page 7. If you make a withdrawal before the Payout Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower. During each Contract Year, you can withdraw up to 10% of the Contract Value on the date of the first withdrawal in that Contract Year without

18 PROSPECTUS

paying the charge. Unused portions of this 10% "FREE WITHDRAWAL AMOUNT" are not carried forward to future Contract Years. We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the Contract. Thus, for tax purposes, earnings are considered to come out first, which means you pay taxes on the earnings portion of your withdrawal.

We do not apply a withdrawal charge in the following situations:

. on the Payout Start Date;

. withdrawals taken to satisfy IRS minimum distribution rules for this Contract, or

. withdrawals that qualify for one of the waivers described below.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference. Withdrawals may be subject to tax penalties or income tax and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

CONFINEMENT WAIVER. We will waive the withdrawal charge on all withdrawals taken prior to the Payout Start Date under your Contract if the following conditions are satisfied:

1. you or the Annuitant, if the Contract is owned by a company or other legal entity, are confined to a long term care facility or a hospital (as defined in the Contract) for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital (as defined in the Contract) at least 30 days after the Issue Date;

2. you must request the withdrawal and provide written proof of the stay no later than 90 days following the end of your or the Annuitant's stay at the long term care facility or hospital (as defined in the Contract); and

3. a physician must have prescribed the stay and the stay must be medically necessary (as defined in the Contract).

You may not claim this benefit if you or the Annuitant, or a member of your or the Annuitant's immediate family, is the physician prescribing your or the Annuitant's stay in a long term care facility.

TERMINAL ILLNESS WAIVER. Only once during the term of the Contract, we will waive the withdrawal charge on one partial or a full withdrawal taken prior to the Payout Start Date under your Contract, if:

1. you (or the Annuitant, if the Contract Owner is not a living person) are diagnosed by a physician (we may require a second opinion) with a terminal illness at least 30 days after the Issue Date; and

2. you claim this benefit and deliver adequate proof of diagnosis to us.

UNEMPLOYMENT WAIVER. We will waive the withdrawal charge on one partial or a full withdrawal taken prior to the Payout Start Date under your Contract, if you meet the following requirements:

1. you (or the Annuitant, if the Contract Owner is not a living person) become unemployed at least one year after the Issue Date;

2. you (or the Annuitant, if the Contract Owner is not a living person) have been granted unemployment compensation for at least 30 consecutive days as a result of that unemployment and we receive due proof thereof (as defined in the Contract) prior to the time of the withdrawal request; and

3. you exercise this benefit within 180 days of your initial receipt of unemployment compensation.

You may exercise this benefit once during the life of your Contract.

Please refer to your Contract for more detailed information about the terms and conditions of these waivers.

The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not need to pay our withdrawal charge because of these waivers, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax adviser to determine the effect of a withdrawal on your taxes.

PREMIUM TAXES

Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs, including payment upon death. At our discretion, we may discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, we deduct the applicable charge for premium taxes from each investment alternative in the proportion that the Contract value in the investment alternative bears to the total Contract Value.

DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES

We are not currently maintaining a provision for taxes. In the future, however, we may maintain a provision for taxes if we

19 PROSPECTUS

determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Taxes section.

OTHER EXPENSES

Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectuses for the Portfolios. For a summary of current estimates of those charges and expenses, see page 7. We may receive compensation from the investment advisers or administrators of the Portfolios in connection with administrative services we provide to the Portfolios.

ACCESS TO YOUR MONEY

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 21.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our headquarters, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account and/or the Fixed Account Options. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

You must name the investment alternative from which you are taking the withdrawal. If none is specified, we will deduct your withdrawal pro rata from the investment alternatives according to the value of your investments therein. In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub- Account.

If you request a total withdrawal, we may require that you return your Contract to us.

Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

POSTPONEMENT OF PAYMENTS

We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2. An emergency exists as defined by the SEC; or

3. The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account Options for up to 6 months (or shorter period if required by law). If we delay payment or transfer for 30 days or more, we will pay interest as required by law.

SYSTEMATIC WITHDRAWAL PROGRAM

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with Dollar Cost Averaging or Automatic Portfolio Rebalancing.

Depending on fluctuations in the value of the Variable Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE

If your request for a partial withdrawal would reduce your Contract Value to less than $2,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.

Before terminating any Contract whose value has been reduced by partial withdrawals to less than $2,000, we will inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to make an additional purchase payment to restore your Contract Value to the contractual minimum of $2,000.

20 PROSPECTUS

MINIMUM SURRENDER VALUE

Certain states may require us to endorse your Contract to provide a minimum surrender value. Please refer to the endorsement for details.

INCOME PAYMENTS

PAYOUT START DATE

You select the Payout Start Date in your application. The Payout Start Date is the day that money is applied to an Income Plan. The Payout Start Date must be no later than the day the Annuitant reaches age 90, or the 10th Contract Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS

An Income Plan is a series of scheduled payments to you or someone you designate. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years.

Three Income Plans are available under the Contract. Each is available to provide:

. fixed income payments;

. variable income payments; or

. a combination of the two.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis". Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

The three Income Plans are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments.

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEAR TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. We will deduct the mortality and expense risk charge from the Variable Account assets supporting these payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer Guarantee Periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment.

Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate all or part of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable payments associated with the amount withdrawn. The minimum amount you may withdraw under this feature is $1,000.

We may make other Income Plans available.

You must apply at least the Contract Value in the Fixed Account Options on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account Option balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account Options to fixed income payments. We will apply

21 PROSPECTUS

your Contract Value, adjusted by a Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the amount available to apply under an Income Plan is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

. pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

. reduce the frequency of your payments so that each payment will be at least $20.

VARIABLE INCOME PAYMENTS

The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolios and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate.

Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments. We reserve the right to make other assumed investment rates available.

FIXED INCOME PAYMENTS

We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. We calculate the fixed income payments by:

1. adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

2. deducting any applicable premium tax; and

3. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time period required by law. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

DEATH BENEFITS

We will pay a death benefit prior to the Payout Start Date on:

(a) the death of any Contract owner, or

(b) the death of the Annuitant, if the Contract is owned by a non-living person.

We will pay the death benefit to the new Contract owner as determined immediately after the death. The new Contract owner would be a surviving Contract owner or, if none, the Beneficiary(ies). In the case of a Contract owned by a non-living owner, upon the death of the Annuitant, we will pay the death benefit to the current Contract owner.

We will determine the value of the death benefit as of the end of the Valuation Date on which we receive a complete request for settlement of the death benefit. If we receive a request after 3 p.m. Central Time on a Valuation Date, we will process the request as of the end of the following Valuation Date.

A complete request for settlement of the death benefit must include DUE PROOF OF DEATH. We will accept the following documentation as "Due Proof of Death:"

. a certified copy of the death certificate,

. a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or

. any other proof acceptable to us.

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CONTRACTS ISSUED BEFORE MAY 1, 1997

DEATH BENEFIT AMOUNT

Prior to the Payout Start Date, the death benefit before any Market Value Adjustment is equal to the greater of:

1. the Contract Value as of the date we receive a complete request for settlement of the death benefit, or

2. for each previous DEATH BENEFIT ANNIVERSARY, the Contract Value at that Anniversary; plus any purchase payments made since that anniversary; minus any amounts we paid the Contract Owner (including income tax we withheld from you) since that Anniversary.

A "Death Benefit Anniversary" is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th Contract Anniversaries are the first three Death Benefit Anniversaries. We will calculate Anniversary Values for each Contract Anniversary prior to the oldest Contract Owner's or the Annuitant's, if the Contract Owner is not a natural person, 80th birthday. We will adjust the death benefit by any applicable Market Value Adjustment as of the date we determine the death benefit. The death benefit will never be less than the sum of all purchase payments less any amounts previously paid to the Contract Owner (including income tax withholding).

CONTRACTS ISSUED ON OR AFTER MAY 1, 1997

DEATH BENEFIT AMOUNT

Prior to the Payout Start Date, if we receive a complete request for settlement of the death benefit within 180 days of the date of your death, the death benefit is equal to the greatest of:

1. the Contract Value as of the date we receive a complete request for settlement of the death benefit, or

2. the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of Contract Value) on the date we receive a complete request for settlement of the death benefit, or

3. the Contract Value on each Death Benefit Anniversary as defined above prior to the date we receive a complete request for settlement of the death benefit, increased by purchase payments made since that Death Benefit Anniversary and reduced by an adjustment for any partial withdrawals since that Death Benefit Anniversary.

The adjustment is equal to (a) divided by (b) and the result multiplied by (c) where:

(a) is the withdrawal amount,

(b) is the Contract Value immediately prior to the withdrawal, and

(c) is the Contract Value on the Death Benefit Anniversary adjusted by any prior purchase payments or withdrawals made since that Anniversary.

We will calculate the Death Benefit Anniversary values until the oldest Contract Owner, or the Annuitant if the Contract Owner is not a living person, attains age 80.

If we do not receive a complete request for settlement of the death benefit within 180 days of the date of death, the death benefit is equal to the greater of:

1. the Contract Value as of the date we determine the death benefit; or

2. the Settlement Value as of the date we determine the death benefit.

We reserve the right to extend the 180-day period on a non-discriminatory basis.

In calculating the Settlement Value, the amount in each individual Guarantee Period may be subject to a Market Value Adjustment. A Market Value Adjustment will apply to amounts in a Guarantee Period, unless we calculate the Settlement Value during the 30-day period after the expiration of the Guaranty Period. Also, the Settlement Value will reflect the deduction of any applicable withdrawal charges, contract maintenance charges, and premium taxes. Contract maintenance charges will be pro rated for the part of the Contract Year elapsed as of the date we determine the Settlement Value, unless your Contract qualifies for a waiver of such charges described in the "Contract Maintenance Charge" section above.

ENHANCED DEATH BENEFIT RIDER.

If the oldest Contract Owner and Annuitant are less than or equal to age 75 as of the date we receive the completed application, the Enhanced Death Benefit Rider is an optional benefit that you may elect.

For Contracts with the Enhanced Death Benefit Rider, the death benefit will be the greatest of (1) through (3) above, or the value of the Enhanced Death Benefit Rider, which is the greatest of the ANNIVERSARY VALUES as of the date we determine the death benefit. An "Anniversary Value" is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that Anniversary and reduced by an adjustment for any partial withdrawals since that Anniversary. The adjustment is equal to (a) divided by (b), and the result multiplied by (c) where:

(a) is the withdrawal amount,

(b) is the Contract Value immediately prior to the withdrawal, and

(c) is the Contract Value on that Contract Anniversary adjusted by any prior purchase payments and withdrawals since that Contract Anniversary.

We will calculate Anniversary Values for each Contract Anniversary prior to the oldest Contract Owner's or the Annuitant's, if the Contract Owner is not a living person, 80th birthday. The Enhanced Death Benefit Rider will never be greater than the maximum death benefit allowed by any non-forfeiture laws that govern the Contract.

If we do not receive a complete request for settlement of the death benefit within 180 days of the date of death, the Enhanced Death Benefit Rider will not apply and the death benefit is equal to the greater of:

23 PROSPECTUS

1. the Contract Value as of the date we determine the death benefit; or

2. the Settlement Value as of the date we determine the death benefit.

24 PROSPECTUS

DEATH BENEFIT PAYMENTS

DEATH OF OWNER

1. If your spouse is the sole surviving Contract Owner, or is the sole Beneficiary:

a. Your spouse may elect to receive the death benefit in a lump sum; or

b. Your spouse may elect to receive the death benefit paid out under one of the Income Plans (described in "Income Payments" above), subject to the following conditions:

The Payout Start Date must be within one year of your date of death. Income payments must be payable:

i. over the life of your spouse; or

ii. for a guaranteed number of payments from 5 to 50 years but not to exceed the life expectancy of your spouse; or

iii. over the life of your spouse with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse.

c. If your spouse does not elect one of these options, the Contract will continue in Accumulation Phase as if the death had not occurred. If the Contract is continued in the Accumulation Phase, the following conditions apply: The Contract Value of the continued Contract will be the death benefit. Unless otherwise instructed by the continuing spouse, the excess, if any, of the death benefit over the Contract Value will be allocated to the Sub-accounts of the Variable Account. This excess will be allocated in proportion to your Contract Value in those Sub-accounts as of the end of the Valuation Date on which we receive the complete request for settlement of the death benefit (the next Valuation Date if we receive the request after 3:00 p.m. Central Time), except that any portion of this excess attributable to the Fixed Account Options will be allocated to the money market Variable Sub-account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

i. transfer all or a portion of the excess among the Variable Sub-accounts;

ii. transfer all or a portion of the excess into the Guaranteed Maturity Fixed Account and begin a new Guarantee Period; or

iii. transfer all or a portion of the excess into a combination of Variable Sub-accounts and the Guaranteed Maturity Fixed Account.

Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in the Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of your death without incurring a withdrawal charge or Market Value Adjustment.

Prior to the Payout Start Date, the death benefit of the continued Contract will be described under "Death Benefit Amount."

Only one spousal continuation is allowed under the Contract.

2. If the new Contract Owner is not your spouse but is a living person or if there are multiple living persons new Contract Owners:

a. The new Contract Owner may elect to receive the death benefit in a lump sum; or

b. The new Contract Owner may elect to receive the death benefit paid out under one of the Income Plans (described in "Income Payments" above) , subject to the following conditions:

The Payout Start Date must be within one year of your date of death. Income payments must be payable:

i. over the life of the new Contract Owner; or

ii. for a guaranteed number of payments from 5 to 50 years but not to exceed the life expectancy of the new Contract Owner; or

iii. over the life of the new Contract Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Contract Owner.

c. If the new Contract Owner does not elect one of the options above, then the new Contract Owner must receive the Contract Value payable within 5 years of your date of death. The Contract Value will equal the amount of the death benefit as determined as of the end of the Valuation Date on which we receive a complete request for settlement of the death benefit (the next Valuation Date if we receive the request after 3:00 p.m. Central Time). Unless otherwise instructed by the new Contract Owner, the excess, if any, of the death benefit over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the new Contract Owner may make transfers (as described in "Transfers During the Payout Phase" above) during this 5 year period. No additional purchase payments may be added to the Contract under this election. Withdrawal charges will be waived for any withdrawals made during this 5 year period.

We reserve the right to offer additional options upon the death of the Contract Owner.

If the new Contract Owner dies prior to the complete liquidation of the Contract Value, then the new Contract Owner's named Beneficiary(ies) will receive the greater of the Settlement Value or the remaining Contract Value. This amount must be liquidated as a lump sum within 5 years of the date of the original Contract Owner's death.

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3. If the new Contract Owner is a corporation or other type of non-living person:

a. The new Contract Owner may elect to receive the death benefit in a lump sum; or

b. If the new Contract Owner does not elect the option above, then the new Contract Owner must receive the Contract Value payable within 5 years of your date of death. The Contract Value will equal the amount of the death benefit as determined as of the end of the Valuation Date on which we receive a complete request for settlement of the death benefit (the next Valuation Date if we receive the request after 3:00 p.m. Central Time). Unless otherwise instructed by the new Contract Owner, the excess, if any, of the death benefit over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the new Contract Owner may make transfers (as described in "Transfers During the Payout Phase" above) during this 5 year period.

No additional purchase payments may be added to the Contract under this election. Withdrawal charges will be waived during this 5 year period.

We reserve the right to make additional options available to the new Contract Owner upon the death of the Contract Owner.

If any new Contract Owner is a non-living person, all new Contract Owners will be considered to be non-living persons for the above purposes. Under any of these options, all ownership rights, subject to any restrictions previously placed upon the Beneficiary, are available to the new Contract Owner from the date of your death to the date on which the death benefit are paid.

DEATH OF ANNUITANT

If the Annuitant who is not also the Contract Owner dies prior to the Payout Start Date, the following apply:

1. If the Contract Owner is a living person, then the Contract will continue with a new Annuitant, who will be:

a. the youngest Contract Owner; otherwise

b. the youngest Beneficiary. You may change the Annuitant before the Payout Start Date.

2. If the Contract Owner is a non-living person:

a. The Contract Owner may elect to receive the death benefit in a lump sum; or

b. If the Contract Owner does not elect the option above, then the Contract Owner must receive the Contract Value payable within 5 years of the Annuitant's date of death. The Contract Value will equal the amount of the death benefit as determined as of the end of the Valuation Date on which we receive a complete request for settlement of the death benefit (the next Valuation Date if we receive the request after 3:00 p.m. Central Time). Unless otherwise instructed by the Contract Owner, the excess, if any, of the death benefit over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the Contract Owner may make transfers (as described in "Transfers During the Payout Phase" above) during this 5 year period.

No additional purchase payments may be added to the Contract under this election. Withdrawal charges will be waived during this 5 year period.

We reserve the right to make additional options available to the Contract Owner upon the death of the Annuitant.

Under any of these options, all ownership rights are available to the non-living Contract Owner from the date of the Annuitant's death to the date on which the death benefit are paid.

MORE INFORMATION

ALLSTATE LIFE

Allstate Life is the issuer of the Contract. Allstate Life was organized in 1957 is a stock life insurance company under the laws of the state of Illinois. Prior to January 1, 2005, Glenbrook Life and Annuity Company ("Glenbrook") issued the Contract. Effective January 1, 2005, Glenbrook merged with Allstate Life ("Merger"). On the date of the Merger, Allstate acquired from Glenbrook all of the Glenbrook's assets and became directly liable for Glenbrook's liabilities and obligations with respect to all contracts issued by Glenbrook.

Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the state of Illinois. All of the capital stock issued and outstanding of Allstate Insurance Company is owned by The Allstate Corporation.

Allstate Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the state of New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois 60062.

THE VARIABLE ACCOUNT

Allstate Life established the Allstate Financial Advisors Separate Account I in 1999. The Contracts were previously issued through the Glenbrook Life Multi-Manager Variable Account. Effective January 1, 2005, Glenbrook Life Multi-Manager Variable Account and Glenbrook Life and Annuity Company Separate Account A combined with Allstate Financial Advisors Separate Account I and consolidated duplicative Variable Sub-Accounts that invest in the same Portfolio (the "Consolidation"). The Accumulation Unit Values for the Variable Sub-Accounts in which you invest did not change as a result of the Consolidation, and your Contract Value immediately after the Consolidation was the same as the

26 PROSPECTUS

value immediately before the Consolidation. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate Life.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under Illinois insurance law. That means we account for the Variable Account's income, gains, and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate Life.

The Variable Account consists of multiple Variable Sub-Accounts, each of which are available under the Contract. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE PORTFOLIOS

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract Owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi annual financial report we send to you.

CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable Sub-Accounts that invest in additional underlying mutual funds . We will notify you in advance of any change.

CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. The boards of directors or trustees of these Portfolios monitor for possible conflicts among separate accounts buying shares of the Portfolios. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, a Portfolio's board of directors or trustees may require a separate account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.

THE CONTRACT

DISTRIBUTION. ALFS, Inc. ("ALFS"), located at 3100 Sanders Road, Northbrook, Illinois 60062-7154, serves as distributor of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended ("Exchange Act"), and is a member of the NASD.

We will pay commissions to broker-dealers who sell the contracts. Commissions paid may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 8 1/2% of all purchase payments (on a present value basis).

These commissions are intended to cover distribution expenses. Sometimes, we also pay the broker-dealer a persistency bonus in addition to the standard commissions. In some states, Contracts may be sold by representatives or employees of banks which may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.

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Allstate Life does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract Owners arising out of services rendered or Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account. We provide the following administrative services, among others:

. issuance of the Contracts;

. maintenance of Contract Owner records;

. Contract Owner services;

. calculation of unit values;

. maintenance of the Variable Account; and

. preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least quarterly. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

NON-QUALIFIED ANNUITIES HELD WITHIN A QUALIFIED PLAN

If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.

LEGAL MATTERS

All matters of state law pertaining to the Contracts, including the validity of the Contracts and Allstate Life's right to issue such Contracts under state insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate Life.

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TAXES

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE LIFE MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ALLSTATE LIFE INSURANCE COMPANY

Allstate Life is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Variable Account is not an entity separate from Allstate Life, and its operations form a part of Allstate Life, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Allstate Life believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate Life does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate Life does not intend to make provisions for any such taxes. If Allstate Life is taxed on investment income or capital gains of the Variable Account, then Allstate Life may impose a charge against the Variable Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

. the Contract Owner is a natural person,

. the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and

. Allstate Life is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the surviving Contract Owner. Since the trust will be the surviving Contract Owner in all cases, the Death Benefit will be payable to the trust notwithstanding any beneficiary designation on the annuity contract. A trust, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment; or 2) payment deferred up to five years from date of death.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Allstate Life does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account

29 PROSPECTUS

investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate Life does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.

. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

. made on or after the date the Contract Owner attains age 59 1/2,

. made as a result of the Contract Owner's death or becoming totally disabled,

. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the

30 PROSPECTUS

joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

. made under an immediate annuity, or

. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance, as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate Life (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate Life is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as investments as:

. Individual Retirement Annuities (IRAs) under Section 408(b) of the Code;

. Roth IRAs under Section 408A of the Code;

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. Simplified Employee Pension (SEP IRA) under Section 408(k) of the Code;

. Savings Incentive Match Plans for Employees (SIMPLE IRA) under Section 408(p) of the Code; and

. Tax Sheltered Annuities under Section 403(b) of the Code.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate Life can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate Life does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored retirement plan.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

. made on or after the date the Contract Owner attains age 59 1/2,

. made to a beneficiary after the Contract Owner's death,

. attributable to the Contract Owner being disabled, or

. made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth IRAs will indicate that the taxable amount is not determined.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, IRAs (excluding Roth IRAs) and TSAs require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

. made on or after the date the Contract Owner attains age 59 1/2,

. made as a result of the Contract Owner's death or total disability,

. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

. made after separation from service after age 55 (does not appy to IRAs),

. made pursuant to an IRS levy,

. made for certain medical expenses,

. made to pay for health insurance premiums while unemployed (applies only for IRAs),

. made for qualified higher education expenses (applies only for IRAs), and

. made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the

32 PROSPECTUS

premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate Life is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from employer sponsored retirement plans, including TSAs but excluding IRAs, with the exception of:

. required minimum distributions, or,

. a series of substantially equal periodic payments made over a period of at least 10 years, or,

. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

. hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate Life is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL

IRAS). Internal Revenue Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

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1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the annuity contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

(b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

(c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.

SIMPLIFIED EMPLOYEE PENSION IRA. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Section 408(p) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Section 403(b) of the Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

. attains age 59 1/2,

. severs employment,

. dies,

. becomes disabled, or

. incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate Life is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept Employee Retirement Income Security Act of 1974 (ERISA) funds in 403(b) contracts.

ANNUAL REPORTS AND OTHER DOCUMENTS

Allstate Life's annual report on Form 10-K for the year ended December 31, 2003 and its Form 10-Q reports for the quarters ended March 31, 2004, June 30, 2004, and September 30, 2004 are incorporated herein by reference, which means that they are legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000352736. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You can also view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at 2940 S. 84TH STREET, LINCOLN, NE 68506-4142 (telephone:

1-800-755-5275).

34 PROSPECTUS

APPENDIX A

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE INCEPTION

BASE POLICY(1)

          For the Years Beginning January 1*
                and Ending December 31,
                (September 30 for 2004)                     1995        1996        1997        1998         1999
-------------------------------------------------------------------------------------------------------------------
AIM V.I. BALANCED-SERIES I/(2)/
 Accumulation Unit Value, Beginning of Period                  --          --          --          --           --
 Accumulation Unit Value, End of Period                        --          --          --          --           --
 Number of Units Outstanding, End of Period                    --          --          --          --           --
AIM V.I. CAPITAL APPRECIATION-SERIES I/(3)/
 Accumulation Unit Value, Beginning of Period                  --          --          --          --   $    10.00
 Accumulation Unit Value, End of Period                        --          --          --          --   $    14.58
 Number of Units Outstanding, End of Period                    --          --          --          --      468,136
AIM V.I. CORE EQUITY-SERIES I/(2)/
 Accumulation Unit Value, Beginning of Period                  --          --          --          --           --
 Accumulation Unit Value, End of Period                        --          --          --          --           --
 Number of Units Outstanding, End of Period                    --          --          --          --           --
AIM V.I. GROWTH-SERIES I/(2)/
 Accumulation Unit Value, Beginning of Period                  --          --          --          --           --
 Accumulation Unit Value, End of Period                        --          --          --          --           --
 Number of Units Outstanding, End of Period                    --          --          --          --           --
AIM V.I. HIGH YIELD-SERIES I/(3)/
 Accumulation Unit Value, Beginning of Period                  --          --          --          --   $    10.00
 Accumulation Unit Value, End of Period                        --          --          --          --   $    10.89
 Number of Units Outstanding, End of Period                    --          --          --          --       76,290
AIM V.I. PREMIER EQUITY-SERIES I/(2)/
 Accumulation Unit Value, Beginning of Period                  --          --          --          --           --
 Accumulation Unit Value, End of Period                        --          --          --          --           --
 Number of Units Outstanding, End of Period                    --          --          --          --           --
FEDERATED PRIME MONEY FUND II/(4)/
 Accumulation Unit Value, Beginning of Period            $  10.00  $    10.05  $    10.42  $    10.79   $    11.17
 Accumulation Unit Value, End of Period                  $  10.05  $    10.42  $    10.79  $    11.17   $    11.54
 Number of Units Outstanding, End of Period               132,650     488,506     343,107     483,734      481,530
FIDELITY VIP CONTRAFUND(R)-- INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period                  --          --          --          --           --
 Accumulation Unit Value, End of Period                        --          --          --          --           --
 Number of Units Outstanding, End of Period                    --          --          --          --           --
FIDELITY VIP EQUITY-INCOME-- INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period                  --          --          --          --           --
 Accumulation Unit Value, End of Period                        --          --          --          --           --
 Number of Units Outstanding, End of Period                    --          --          --          --           --

35 PROSPECTUS

          For the Years Beginning January 1*
                and Ending December 31,
                (September 30 for 2004)                     1995        1996        1997        1998         1999
-------------------------------------------------------------------------------------------------------------------
FIDELITY VIP GROWTH - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period                  --          --          --          --           --
 Accumulation Unit Value, End of Period                        --          --          --          --           --
 Number of Units Outstanding, End of Period                    --          --          --          --           --
FIDELITY VIP HIGH INCOME - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period                  --          --          --          --           --
 Accumulation Unit Value, End of Period                        --          --          --          --           --
 Number of Units Outstanding, End of Period                    --          --          --          --           --
FIDELITY VIP INDEX 500 - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period                  --          --          --          --           --
 Accumulation Unit Value, End of Period                        --          --          --          --           --
 Number of Units Outstanding, End of Period                    --          --          --          --           --
FIDELITY VIP OVERSEAS - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period                  --          --          --          --           --
 Accumulation Unit Value, End of Period                        --          --          --          --           --
 Number of Units Outstanding, End of Period                    --          --          --          --           --
FTVIP TEMPLETON BOND - CLASS 2/(3)/
 Accumulation Unit Value, Beginning of Period                  --          --          --          --   $    10.00
 Accumulation Unit Value, End of Period /(8)/                  --          --          --          --   $     9.26
 Number of Units Outstanding, End of Period /(8)/              --          --          --          --       23,888
FTVIP TEMPLETON GLOBAL INCOME SECURITIES - CLASS 2/(2)/
 Accumulation Unit Value, Beginning of Period /(9)/            --          --          --          --           --
 Accumulation Unit Value, End of Period                        --          --          --          --           --
 Number of Units Outstanding, End of Period                    --          --          --          --           --
FTVIP TEMPLETON GROWTH SECURITIES - CLASS 2/(2)/
 Accumulation Unit Value, Beginning of Period/(9)/             --          --          --          --           --
 Accumulation Unit Value, End of Period                        --          --          --          --           --
 Number of Units Outstanding, End of Period                    --          --          --          --           --
FTVIP TEMPLETON STOCK - CLASS 2/(3)/
 Accumulation Unit Value, Beginning of Period                  --          --          --          --   $    10.00
 Accumulation Unit Value, End of Period /(8)/                  --          --          --          --   $    12.92
 Number of Units Outstanding, End of Period /(8)/              --          --          --          --      147,546
MFS EMERGING GROWTH - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period                  --          --          --          --           --
 Accumulation Unit Value, End of Period                        --          --          --          --           --
 Number of Units Outstanding, End of Period                    --          --          --          --           --
MFS INVESTORS TRUST - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period                  --          --          --          --           --
 Accumulation Unit Value, End of Period                        --          --          --          --           --
 Number of Units Outstanding, End of Period                    --          --          --          --           --
MFS NEW DISCOVERY - INITIAL CLASS/(7)/
 Accumulation Unit Value, Beginning of Period                  --          --          --          --           --
 Accumulation Unit Value, End of Period                        --          --          --          --           --
 Number of Units Outstanding, End of Period                    --          --          --          --           --
MFS RESEARCH - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period                  --          --          --          --           --
 Accumulation Unit Value, End of Period                        --          --          --          --           --
 Number of Units Outstanding, End of Period                    --          --          --          --           --
MFS UTILITIES - INITIAL CLASS/(7)/
 Accumulation Unit Value, Beginning of Period                  --          --          --          --           --
 Accumulation Unit Value, End of Period                        --          --          --          --           --
 Number of Units Outstanding, End of Period                    --          --          --          --           --
OPPENHEIMER AGGRESSIVE GROWTH/(2)/
 Accumulation Unit Value, Beginning of Period                  --          --          --          --           --
 Accumulation Unit Value, End of Period                        --          --          --          --           --
 Number of Units Outstanding, End of Period                    --          --          --          --           --
OPPENHEIMER BALANCED/(3)//(10)/

 Accumulation Unit Value, Beginning of Period                  --          --          --          --   $    10.00
 Accumulation Unit Value, End of Period                        --          --          --          --   $    11.14
 Number of Units Outstanding, End of Period                    --          --          --          --      186,352
OPPENHEIMER CAPITAL APPRECIATION/(2)/

36 PROSPECTUS

          For the Years Beginning January 1*
                and Ending December 31,
                (September 30 for 2004)                     1995        1996        1997        1998         1999
-------------------------------------------------------------------------------------------------------------------
Accumulation Unit Value, Beginning of Period                    --          --          --          --           --
 Accumulation Unit Value, End of Period                         --          --          --          --           --
 Number of Units Outstanding, End of Period                     --          --          --          --           --
OPPENHEIMER GLOBAL SECURITIES/(2)/
 Accumulation Unit Value, Beginning of Period                   --          --          --          --           --
 Accumulation Unit Value, End of Period                         --          --          --          --           --
 Number of Units Outstanding, End of Period                     --          --          --          --           --
OPPENHEIMER MAIN STREET/(2)/
 Accumulation Unit Value, Beginning of Period                   --          --          --          --           --
 Accumulation Unit Value, End of Period                         --          --          --          --           --
 Number of Units Outstanding, End of Period                     --          --          --          --           --
OPPENHEIMER STRATEGIC BOND/(3)/
 Accumulation Unit Value, Beginning of Period                   --          --          --          --   $    10.00
 Accumulation Unit Value, End of Period                         --          --          --          --   $    10.25
 Number of Units Outstanding, End of Period                     --          --          --          --       73,123
PUTNAM VT DISCOVERY GROWTH - CLASS IB/(7)/
 Accumulation Unit Value, Beginning of Period                   --          --          --          --           --
 Accumulation Unit Value, End of Period                         --          --          --          --           --
 Number of Units Outstanding, End of Period                     --          --          --          --           --
PUTNAM VT DIVERSIFIED INCOME - CLASS IB/(7)/
 Accumulation Unit Value, Beginning of Period                   --          --          --          --           --
 Accumulation Unit Value, End of Period                         --          --          --          --           --
 Number of Units Outstanding, End of Period                     --          --          --          --           --
PUTNAM VT GROWTH AND INCOME - CLASS IB/(7)/
 Accumulation Unit Value, Beginning of Period                   --          --          --          --           --
 Accumulation Unit Value, End of Period                         --          --          --          --           --
 Number of Units Outstanding, End of Period                     --          --          --          --           --
PUTNAM GROWTH OPPORTUNITIES - CLASS IB/(7)/
 Accumulation Unit Value, Beginning of Period                   --          --          --          --           --
 Accumulation Unit Value, End of Period                         --          --          --          --           --
 Number of Units Outstanding, End of Period                     --          --          --          --           --
PUTNAM VT HEALTH SCIENCES - CLASS IB/(7)/
 Accumulation Unit Value, Beginning of Period                   --          --          --          --           --
 Accumulation Unit Value, End of Period                         --          --          --          --           --
 Number of Units Outstanding, End of Period                     --          --          --          --           --
PUTNAM VT NEW VALUE - CLASS IB/(7)/
 Accumulation Unit Value, Beginning of Period                   --          --          --          --           --
 Accumulation Unit Value, End of Period                         --          --          --          --           --
 Number of Units Outstanding, End of Period                     --          --          --          --           --
STI CLASSIC CAPITAL APPRECIATION/(4)/
 Accumulation Unit Value, Beginning of Period             $  10.00  $    10.66  $    13.01  $    17.53   $    22.31
 Accumulation Unit Value, End of Period                   $  10.66  $    13.01  $    17.53  $    22.31   $    23.93
 Number of Units Outstanding, End of Period                103,697   1,680,419   2,788,068   3,048,172    3,298,412
STI CLASSIC GROWTH AND INCOME/(2)/
 Accumulation Unit Value, Beginning of Period                   --          --          --          --           --
 Accumulation Unit Value, End of Period                         --          --          --          --           --
 Number of Units Outstanding, End of Period                     --          --          --          --           --
STI CLASSIC INTERNATIONAL EQUITY/(5)/
 Accumulation Unit Value, Beginning of Period                   --  $    10.00  $    10.15  $    11.69   $    12.79
 Accumulation Unit Value, End of Period                         --  $    10.15  $    11.69  $    12.79   $    13.73
 Number of Units Outstanding, End of Period                     --      97,975     734,702     785,600      681,256
STI CLASSIC INVESTMENT GRADE BOND/(4)/
 Accumulation Unit Value, Beginning of Period             $  10.00  $    10.33  $    10.42  $    11.20   $    12.09
 Accumulation Unit Value, End of Period                   $  10.33  $    10.42  $    11.20  $    12.09   $    11.72
 Number of Units Outstanding, End of Period                 40,503     506,887     685,967     974,155      996,889
STI CLASSIC MID-CAP EQUITY/(4)/
 Accumulation Unit Value, Beginning of Period             $  10.00  $    10.28  $    11.77  $    14.20   $    15.03
 Accumulation Unit Value, End of Period                   $  10.28  $    11.77  $    14.20  $    15.03   $    16.88
 Number of Units Outstanding, End of Period                 80,549     959,682   1,354,069   1,398,523    1,236,668
STI CLASSIC SMALL CAP VALUE EQUITY/(6)/
 Accumulation Unit Value, Beginning of Period                   --          --  $    10.00  $     9.76   $     8.46

37 PROSPECTUS

          For the Years Beginning January 1*
                and Ending December 31,
                (September 30 for 2004)                     1995        1996        1997        1998         1999
-------------------------------------------------------------------------------------------------------------------
Accumulation Unit Value, End of Period                        --          --  $     9.76  $     8.46   $     7.95
 Number of Units Outstanding, End of Period                   --          --     111,688     339,380      330,184
STI CLASSIC VALUE INCOME STOCK/(4)/
 Accumulation Unit Value, Beginning of Period            $  10.00  $    10.69  $    12.51  $    15.66   $    16.95
 Accumulation Unit Value, End of Period                  $  10.69  $    12.51  $    15.66  $    16.95   $    16.22
 Number of Units Outstanding, End of Period               124,596   2,238,993   3,718,933   3,867,770    3,911,784

          For the Years Beginning January 1*
                and Ending December 31,
                (September 30 for 2004)                     2000        2001        2002        2003        2004
-------------------------------------------------------------------------------------------------------------------
AIM V.I. BALANCED-SERIES I/(2)/
 Accumulation Unit Value, Beginning of Period            $    10.00  $     9.63  $    8.412  $    6.880  $    7.898
 Accumulation Unit Value, End of Period                  $     9.63  $    8.412  $    6.880  $    7.898  $    7.858
 Number of Units Outstanding, End of Period                  62,875      49,132      49,060      56,077      56,511
AIM V.I. CAPITAL APPRECIATION-SERIES I/(3)/
 Accumulation Unit Value, Beginning of Period            $    14.58  $    12.82  $     9.70  $    7.240  $    9.251
 Accumulation Unit Value, End of Period                  $    12.82  $     9.70  $    7.240  $    9.251  $    8.874
 Number of Units Outstanding, End of Period               1,230,860     996,618     686,388     531,751     404,936
AIM V.I. CORE EQUITY-SERIES I/(//2)/
 Accumulation Unit Value, Beginning of Period            $    10.00  $     8.32  $    6.335  $    5.276  $    6.477
 Accumulation Unit Value, End of Period                  $     8.32  $    6.335  $    5.276  $    6.477  $    6.501
 Number of Units Outstanding, End of Period                 175,864     153,369     117,482     109,072     94,750.
AIM V.I. GROWTH-SERIES I/(2)/
 Accumulation Unit Value, Beginning of Period            $    10.00  $     7.44  $    4.853  $    3.305  $    4.279
 Accumulation Unit Value, End of Period                  $     7.44  $    4.853  $    3.305  $    4.279  $    4.145
 Number of Units Outstanding, End of Period                 140,188     118,052      73,521      66,852      47,726
AIM V.I. HIGH YIELD-SERIES I/(3)/
 Accumulation Unit Value, Beginning of Period            $    10.89  $     8.70  $    8.153  $    7.574  $    9.567
 Accumulation Unit Value, End of Period                  $     8.70  $    8.153  $    7.574  $    9.567  $   10.058
 Number of Units Outstanding, End of Period                  83,527      71,056      57,048      53,370      41,453
AIM V.I. PREMIER EQUITY-SERIES I/(2)/
 Accumulation Unit Value, Beginning of Period            $    10.00  $     8.04  $    6.934  $    4.771  $    5.887
 Accumulation Unit Value, End of Period                  $     8.04  $    6.934  $    4.771  $    5.887  $    5.681
 Number of Units Outstanding, End of Period                 457,479     420,469     329,454     246,261     175,377
FEDERATED PRIME MONEY FUND II/(4)/
 Accumulation Unit Value, Beginning of Period            $    11.54  $    12.07  $   12.354  $   12.360  $   12.277
 Accumulation Unit Value, End of Period                  $    12.07  $   12.354  $   12.360  $   12.277  $   12.211
 Number of Units Outstanding, End of Period                 358,725     479,698     581,948     301,855     217,728
FIDELITY VIP CONTRAFUND(R) - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period            $    10.00  $     9.40  $    8.137  $    7.277  $    9.223
 Accumulation Unit Value, End of Period                  $     9.40  $    8.137  $    7.277  $    9.223  $    9.656
 Number of Units Outstanding, End of Period                 129,181     104,334      79,273      57,472      49,874
FIDELITY VIP EQUITY-INCOME - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period            $    10.00  $    10.86  $   10.186  $    8.346  $   10.732
 Accumulation Unit Value, End of Period                  $    10.86  $   10.186  $    8.346  $   10.732  $   10.845
 Number of Units Outstanding, End of Period                  19,864      50,669      66,679      81,708      72,257
FIDELITY VIP GROWTH - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period            $    10.00  $     8.67  $    7.042  $    4.856  $    6.365
 Accumulation Unit Value, End of Period                  $     8.67  $    7.042  $    4.856  $    6.365  $    6.005
 Number of Units Outstanding, End of Period                 296,742     233,288     181,225     134,296     111,153

38 PROSPECTUS

          For the Years Beginning January 1*
                and Ending December 31,
                (September 30 for 2004)                     2000        2001        2002        2003        2004
-------------------------------------------------------------------------------------------------------------------
FIDELITY VIP HIGH INCOME - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period            $    10.00  $     8.07  $    7.023  $    7.168  $    9.000
 Accumulation Unit Value, End of Period                  $     8.07  $    7.023  $    7.168  $    9.000  $    9.332
 Number of Units Outstanding, End of Period                  15,164      12,392      11,722      14,137      21,016
FIDELITY VIP INDEX 500 - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period            $    10.00  $     8.99  $    7.798  $    5.982  $    7.578
 Accumulation Unit Value, End of Period                  $     8.99  $    7.798  $    5.982  $    7.578  $    7.603
 Number of Units Outstanding, End of Period                 282,105     257,109     215,725     199,732     230,231
FIDELITY VIP OVERSEAS - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period            $    10.00  $     8.61  $    6.698  $    5.268  $    7.452
 Accumulation Unit Value, End of Period                  $     8.61  $    6.698  $    5.268  $    7.452  $    7.335
 Number of Units Outstanding, End of Period                  68,280      61,716      27,435      30,484      25,638
FTVIP TEMPLETON BOND - CLASS 2/(3)/
 Accumulation Unit Value, Beginning of Period            $     9.26          --          --          --          --
 Accumulation Unit Value, End of Period /(8)/            $     9.07          --          --          --          --
 Number of Units Outstanding, End of Period /(8)/                --          --          --          --          --
FTVIP TEMPLETON GLOBAL INCOME SECURITIES - CLASS 2/(2)/
 Accumulation Unit Value, Beginning of Period /(9)/      $    10.00  $    11.38  $   11.474  $   13.715  $   16.567
 Accumulation Unit Value, End of Period                  $    11.38  $   11.474  $   13.715  $   16.567  $   17.072
 Number of Units Outstanding, End of Period                  25,703      24,475      26,683      28,298      33,458
FTVIP TEMPLETON GROWTH SECURITIES - CLASS 2/(2)/
 Accumulation Unit Value, Beginning of Period/(9)/       $    10.00  $    13.58  $   13.218  $   10.629  $   13.857
 Accumulation Unit Value, End of Period                  $    13.58  $   13.218  $   10.629  $   13.857  $   14.303
 Number of Units Outstanding, End of Period                 336,766     237,738     172,904     141,292     123,018
FTVIP TEMPLETON STOCK - CLASS 2/(3)/
 Accumulation Unit Value, Beginning of Period            $    12.92          --          --          --          --
 Accumulation Unit Value, End of Period /(8)/            $    12.97          --          --          --          --
 Number of Units Outstanding, End of Period /(8)/                --          --          --          --          --
MFS EMERGING GROWTH - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period            $    10.00  $     8.19  $    5.376  $    3.513  $    4.514
 Accumulation Unit Value, End of Period                  $     8.19  $    5.376  $    3.513  $    4.514  $    4.420
 Number of Units Outstanding, End of Period                 173,584     145,743     101,706      90,362      54,144
MFS INVESTORS TRUST - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period            $    10.00  $     9.86  $    8.176  $    6.376  $    7.684
 Accumulation Unit Value, End of Period                  $     9.86  $    8.176  $    6.376  $    7.684  $    7.656
 Number of Units Outstanding, End of Period                  20,415      15,960      14,293      11,230       9,297
MFS NEW DISCOVERY - INITIAL CLASS/(7)/
 Accumulation Unit Value, Beginning of Period                    --  $   10.000  $   10.645  $    7.180  $    9.472
 Accumulation Unit Value, End of Period                          --  $   10.645  $    7.180  $    9.472  $    8.739
 Number of Units Outstanding, End of Period                      --          82       2,498       2,998       3,038
MFS RESEARCH - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period            $    10.00  $     9.01  $    6.999  $    5.210  $    6.411
 Accumulation Unit Value, End of Period                  $     9.01  $    6.999  $    5.210  $    6.411  $    6.511
 Number of Units Outstanding, End of Period                  47,248      62,169      36,362      32,439      19,446
MFS UTILITIES - INITIAL CLASS/(7)/
 Accumulation Unit Value, Beginning of Period                    --  $   10.000  $    9.120  $    6.950  $    9.318
 Accumulation Unit Value, End of Period                          --  $    9.120  $    6.950  $    9.318  $   10.401
 Number of Units Outstanding, End of Period                      --       1,122       2,342       4,932       6,363
OPPENHEIMER AGGRESSIVE GROWTH/(2)/
 Accumulation Unit Value, Beginning of Period            $    10.00  $     8.21  $    5.566  $    3.965  $    4.913
 Accumulation Unit Value, End of Period                  $     8.21  $    5.566  $    3.965  $    4.913  $    5.179
 Number of Units Outstanding, End of Period                  93,883      78,813      55,614      47,070      44,661
OPPENHEIMER BALANCED/(3)//(10)/
 Accumulation Unit Value, Beginning of Period            $    11.14  $    11.70  $   11.797  $   10.428  $   12.857
 Accumulation Unit Value, End of Period                  $    11.70  $   11.797  $   10.428  $   12.857  $   12.995
 Number of Units Outstanding, End of Period                 395,411     362,364     307,412     266,680     231,055
OPPENHEIMER CAPITAL APPRECIATION/(2)/
 Accumulation Unit Value, Beginning of Period            $    10.00  $     9.13  $    7.876  $    5.683  $    7.342
 Accumulation Unit Value, End of Period                  $     9.13  $    7.876  $    5.683  $    7.342  $    7.157
 Number of Units Outstanding, End of Period                 110,703      93,537      80,905      77,728      87,115
OPPENHEIMER GLOBAL SECURITIES/(2)/

39 PROSPECTUS

          For the Years Beginning January 1*
                and Ending December 31,
                (September 30 for 2004)                     2000        2001        2002        2003        2004
-------------------------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            $    10.00  $     9.69  $    8.405  $    6.457  $    9.111
 Accumulation Unit Value, End of Period                  $     9.69  $    8.405  $    6.457  $    9.111  $    9.244
 Number of Units Outstanding, End of Period                 108,051     112,055      86,141      72,269      54,580
OPPENHEIMER MAIN STREET/(2)/
 Accumulation Unit Value, Beginning of Period            $    10.00  $     9.01  $    7.986  $    6.398  $    7.999
 Accumulation Unit Value, End of Period                  $     9.01  $    7.986  $    6.398  $    7.999  $    7.965
 Number of Units Outstanding, End of Period                 250,805     269,657     185,604     170,754     127,086
OPPENHEIMER STRATEGIC BOND/(3)/
 Accumulation Unit Value, Beginning of Period            $    10.25  $    10.38  $   10.736  $   11.381  $   13.257
 Accumulation Unit Value, End of Period                  $    10.38  $   10.736  $   11.381  $   13.257  $   13.605
 Number of Units Outstanding, End of Period                 131,969     115,937     133,485     113,706      90,599
PUTNAM VT DISCOVERY GROWTH - CLASS IB/(7)/
 Accumulation Unit Value, Beginning of Period                    --  $   10.000  $   10.138  $    7.044  $    9.173
 Accumulation Unit Value, End of Period                          --  $   10.138  $    7.044  $    9.173  $    8.648
 Number of Units Outstanding, End of Period                      --          --          --          --          --
PUTNAM VT DIVERSIFIED INCOME - CLASS IB/(7)/
 Accumulation Unit Value, Beginning of Period                    --  $   10.000  $    9.964  $   10.307  $   12.207
 Accumulation Unit Value, End of Period                          --  $    9.964  $   10.307  $   12.207  $   12.722
 Number of Units Outstanding, End of Period                      --          --         576         576       6,026
PUTNAM VT GROWTH AND INCOME - CLASS IB/(7)/
 Accumulation Unit Value, Beginning of Period                    --  $   10.000  $    9.904  $    7.916  $    9.948
 Accumulation Unit Value, End of Period                          --  $    9.904  $    7.916  $    9.948  $   10.056
 Number of Units Outstanding, End of Period                      --          --       1,117       2,419       1,794
PUTNAM GROWTH OPPORTUNITIES - CLASS IB/(7)/
 Accumulation Unit Value, Beginning of Period                    --  $   10.000  $    9,796  $    7.058  $    8.569
 Accumulation Unit Value, End of Period                          --  $    9,796  $    7.058  $    8.569  $    8.002
 Number of Units Outstanding, End of Period                      --         700         167         167         225
PUTNAM VT HEALTH SCIENCES - CLASS IB/(7)/
 Accumulation Unit Value, Beginning of Period                    --  $   10.000  $    9.796  $    7.698  $    8.992
 Accumulation Unit Value, End of Period                          --  $    9.796  $    7.698  $    8.992  $    8.804
 Number of Units Outstanding, End of Period                      --          --       3,487       3,813         792
PUTNAM VT NEW VALUE - CLASS IB/(7)/
 Accumulation Unit Value, Beginning of Period                    --  $   10.000  $   10.121  $    8.427  $   11.014
 Accumulation Unit Value, End of Period                          --  $   10.121  $    8.427  $   11.014  $   11.429
 Number of Units Outstanding, End of Period                      --          --       6,680         871         801
STI CLASSIC CAPITAL APPRECIATION/(4)/
 Accumulation Unit Value, Beginning of Period            $    23.93  $    24.34  $   22.726  $   17.513  $   20.466
 Accumulation Unit Value, End of Period                  $    24.34  $   22.726  $   17.513  $   20.466  $   20.024
 Number of Units Outstanding, End of Period               2,508,651   2,235,751   1,733,694   1,330,217   1,045,305
STI CLASSIC GROWTH AND INCOME/(2)/
 Accumulation Unit Value, Beginning of Period            $    10.00  $    10.13  $    9.437  $    7.393  $    9.227
 Accumulation Unit Value, End of Period                  $    10.13  $    9.437  $    7.393  $    9.227  $    9.494
 Number of Units Outstanding, End of Period                  23,535      48,707      48,018      52,500      58,245
STI CLASSIC INTERNATIONAL EQUITY/(5)/
 Accumulation Unit Value, Beginning of Period            $    13.73  $    13.08  $   10.660  $    8.562  $   11.599
 Accumulation Unit Value, End of Period                  $    13.08  $   10.660  $    8.562  $   11.599  $   11.982
 Number of Units Outstanding, End of Period                 453,806     382,587     319,391     269,785     205,373
STI CLASSIC INVESTMENT GRADE BOND/(4)/
 Accumulation Unit Value, Beginning of Period            $    11.72  $    12.30  $   13.251  $   14.041  $   14.340
 Accumulation Unit Value, End of Period                  $    12.30  $   13.251  $   14.041  $   14.340  $   14.612
 Number of Units Outstanding, End of Period                 731,489     679,613     633,092     484,969     352,193
STI CLASSIC MID-CAP EQUITY/(4)/
 Accumulation Unit Value, Beginning of Period            $    16.88  $    16.17  $   16.386  $   11.566  $   14.804

40 PROSPECTUS

          For the Years Beginning January 1*
                and Ending December 31,
                (September 30 for 2004)                     2000        2001        2002        2003        2004
-------------------------------------------------------------------------------------------------------------------
      Accumulation Unit Value, End of Period             $    16.17  $   16.386  $   11.566  $   14.804  $   15.174
      Number of Units Outstanding, End of Period            974,068     869,756     696,867     523,466     395,232
     STI CLASSIC SMALL CAP VALUE EQUITY/(6)/
      Accumulation Unit Value, Beginning of Period       $     7.95  $     9.13  $   10.941  $   10.665  $   14.566
      Accumulation Unit Value, End of Period             $     9.13  $   10.941  $   10.665  $   14.566  $   15.781
      Number of Units Outstanding, End of Period            256,009     254,243     264,163     223,379     182,189
     STI CLASSIC VALUE INCOME STOCK/(4)/
      Accumulation Unit Value, Beginning of Period       $    16.22  $    17.68  $   17.240  $   14.119  $   17.151
      Accumulation Unit Value, End of Period             $    17.68  $   17.240  $   14.119  $   17.151  $   18.019
      Number of Units Outstanding, End of Period          2,427,230   2,159,700   1,766,255   1,361,836   1,060,943

* Unless otherwise indicated

(1) The Accumulation Unit Values in this table reflect a Mortality and Expense Risk Charge of 1.25% and an Administrative Expense Charge of 0.10%.

(2) Variable Sub-Accounts that commenced operations on April 27, 2000.

(3) Variable Sub-Accounts that commenced operations on January 14, 1999.

(4) Variable Sub-Account that commenced operations on October 2, 1995.

(5) Variable Sub-Accounts that commenced operations on November 7, 1996.

(6) Variable Sub-Accounts that commenced operations on October 21, 1997.

(7) Variable Sub-Accounts that commenced operations on August 30, 2001.

(8) End of period May 1, 2000.

(9) Beginning of period May 1, 2000.

(10) Effective May 1, 2004, the Oppenheimer Multiple Strategies Fund/VA changed its name to the Oppenheimer Balanced Fund/VA. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

41 PROSPECTUS

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE INCEPTION

BASE POLICY PLUS

ENHANCED DEATH BENEFIT RIDER(1)

          For the Years Beginning January 1*
                and Ending December 31,
                (September 30 for 2004)                    1997       1998        1999        2000         2001
-------------------------------------------------------------------------------------------------------------------
AIM V.I. BALANCED-SERIES I/(2)/
 Accumulation Unit Value, Beginning of Period                  --          --          --  $    10.00   $     9.62
 Accumulation Unit Value, End of Period                        --          --          --  $     9.62   $    8.398
 Number of Units Outstanding, End of Period                    --          --          --      47,107       49,240
AIM V.I. CAPITAL APPRECIATION-SERIES I/(3)/
 Accumulation Unit Value, Beginning of Period                  --          --  $    10.00  $    14.57   $    12.79
 Accumulation Unit Value, End of Period                        --          --  $    14.57  $    12.79   $    9.672
 Number of Units Outstanding, End of Period                    --          --     592,699   1,177,017      968,618
AIM V.I. CORE EQUITY-SERIES I/(//2)/
 Accumulation Unit Value, Beginning of Period                  --          --          --  $    10.00   $     8.32
 Accumulation Unit Value, End of Period                        --          --          --  $     8.32   $    6.325
 Number of Units Outstanding, End of Period                    --          --          --      99,646       90,807
AIM V.I. GROWTH-SERIES I/(2)/
 Accumulation Unit Value, Beginning of Period                  --          --          --  $    10.00   $     7.44
 Accumulation Unit Value, End of Period                        --          --          --  $     7.44   $    4.845
 Number of Units Outstanding, End of Period                    --          --          --     101,927       83,950
AIM V.I. HIGH YIELD-SERIES I/(3)/
 Accumulation Unit Value, Beginning of Period                  --          --  $    10.00  $    10.87   $     8.68
 Accumulation Unit Value, End of Period                        --          --  $    10.87        8.68   $    8.129
 Number of Units Outstanding, End of Period                    --          --     115,113     105,396       83,541
AIM V.I. PREMIER EQUITY-SERIES I/(2)/
 Accumulation Unit Value, Beginning of Period                  --          --          --  $    10.00   $     8.03
 Accumulation Unit Value, End of Period                        --          --          --  $     8.03   $    6.922
 Number of Units Outstanding, End of Period                    --          --          --     391,975      307,118
FEDERATED PRIME MONEY FUND II/(4)/
 Accumulation Unit Value, Beginning of Period            $  10.43  $    10.78  $    11.15  $    11.51   $    12.03
 Accumulation Unit Value, End of Period                  $  10.78  $    11.15  $    11.51  $    12.03   $   12.297
 Number of Units Outstanding, End of Period               240,430     266,876     268,039     284,797      496,709
FIDELITY VIP CONTRAFUND(R) - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period                  --          --          --  $    10.00   $     9.40
 Accumulation Unit Value, End of Period                        --          --          --  $     9.40   $    8.137
 Number of Units Outstanding, End of Period                    --          --          --     116,742      120,063
FIDELITY VIP EQUITY-INCOME - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period                  --          --          --  $    10.00   $     8.67
 Accumulation Unit Value, End of Period                        --          --          --  $     8.67   $   10.169
 Number of Units Outstanding, End of Period                    --          --          --     298,717       63,333
FIDELITY VIP GROWTH - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period                  --          --          --  $    10.00   $     8.06
 Accumulation Unit Value, End of Period                        --          --          --  $     8.06   $    7.042
 Number of Units Outstanding, End of Period                    --          --          --       8,615      220,292
FIDELITY VIP HIGH INCOME - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period                  --          --          --  $    10.00   $     8.61
 Accumulation Unit Value, End of Period                        --          --          --  $     8.61   $    7.012
 Number of Units Outstanding, End of Period                    --          --          --      42,836       23,979
FIDELITY VIP INDEX 500 - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period                  --          --          --  $    10.00   $     9.40
 Accumulation Unit Value, End of Period                        --          --          --  $     9.40   $    7.798
 Number of Units Outstanding, End of Period                    --          --          --     116,742      220,428
FIDELITY VIP OVERSEAS - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period                  --          --          --  $    10.00   $     8.61
 Accumulation Unit Value, End of Period                        --          --          --  $     8.61   $    6.698
 Number of Units Outstanding, End of Period                    --          --          --      42,836       39,992

42 PROSPECTUS

          For the Years Beginning January 1*
                and Ending December 31,
                (September 30 for 2004)                    1997       1998        1999        2000         2001
-------------------------------------------------------------------------------------------------------------------
FTVIP TEMPLETON BOND - CLASS 2/(3)/
 Accumulation Unit Value, Beginning of Period                  --          --  $    10.00  $     9.25           --
 Accumulation Unit Value, End of Period /(8)/                  --          --  $     9.25  $     9.06           --
 Number of Units Outstanding, End of Period /(8)/              --          --      23,888          --           --
FTVIP TEMPLETON GLOBAL INCOME SECURITIES - CLASS 2/(2)/
 Accumulation Unit Value, Beginning of Period /(9)/            --          --          --  $    10.00   $    11.37
 Accumulation Unit Value, End of Period                        --          --          --  $    11.37   $   11.455
 Number of Units Outstanding, End of Period                    --          --          --      22,202       18,984
FTVIP TEMPLETON GROWTH SECURITIES - CLASS 2/(2)/
 Accumulation Unit Value, Beginning of Period/(9)/             --          --          --  $    10.00   $    13.57
 Accumulation Unit Value, End of Period                        --          --          --  $    13.57   $   13.196
 Number of Units Outstanding, End of Period                    --          --          --     370,743      290,701
FTVIP TEMPLETON STOCK - CLASS 2/(3)/
 Accumulation Unit Value, Beginning of Period                  --          --  $    10.00  $    12.91           --
 Accumulation Unit Value, End of Period /(8)/                  --          --  $    12.91  $    12.95           --
 Number of Units Outstanding, End of Period /(8)/              --          --     190,464          --           --
MFS EMERGING GROWTH - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period                  --          --          --  $    10.00   $     8.19
 Accumulation Unit Value, End of Period                        --          --          --  $     8.19   $    5.367
 Number of Units Outstanding, End of Period                    --          --          --     180,090      143,998
MFS INVESTORS TRUST - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period                  --          --          --  $    10.00   $     9.86
 Accumulation Unit Value, End of Period                        --          --          --  $     9.86   $    8.164
 Number of Units Outstanding, End of Period                    --          --          --      31,236       28,414
MFS NEW DISCOVERY - INITIAL CLASS/(7)/
 Accumulation Unit Value, Beginning of Period                  --          --          --          --   $   10.000
 Accumulation Unit Value, End of Period                        --          --          --          --   $   10.641
 Number of Units Outstanding, End of Period                    --          --          --          --           --
MFS RESEARCH - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period                  --          --          --  $    10.00   $     9.00
 Accumulation Unit Value, End of Period                        --          --          --  $     9.00   $    6.987
 Number of Units Outstanding, End of Period                    --          --          --      83,109       74,997
MFS UTILITIES - INITIAL CLASS/(7)/
 Accumulation Unit Value, Beginning of Period                  --          --          --          --   $   10.000
 Accumulation Unit Value, End of Period                        --          --          --          --   $    9.117
 Number of Units Outstanding, End of Period                    --          --          --          --           --
OPPENHEIMER AGGRESSIVE GROWTH/(2)/
 Accumulation Unit Value, Beginning of Period                  --          --          --  $    10.00   $     8.20
 Accumulation Unit Value, End of Period                        --          --          --  $     8.20   $    5.557
 Number of Units Outstanding, End of Period                    --          --          --     111,564      103,565
OPPENHEIMER BALANCED/(3)//(10)/

 Accumulation Unit Value, Beginning of Period                  --          --  $    10.00  $    11.13   $    11.68
 Accumulation Unit Value, End of Period                        --          --  $    11.13  $    11.68   $   11.763
 Number of Units Outstanding, End of Period                    --          --     180,771     305,016      277,398
OPPENHEIMER CAPITAL APPRECIATION/(2)/
 Accumulation Unit Value, Beginning of Period                  --          --          --  $    10.00   $     9.13
 Accumulation Unit Value, End of Period                        --          --          --  $     9.13   $    7.863
 Number of Units Outstanding, End of Period                    --          --          --     115,644      112,220
OPPENHEIMER GLOBAL SECURITIES/(2)/
 Accumulation Unit Value, Beginning of Period                  --          --          --  $    10.00   $     9.68
 Accumulation Unit Value, End of Period                        --          --          --  $     9.68   $    8.391
 Number of Units Outstanding, End of Period                    --          --          --     119,614      121,589

43 PROSPECTUS

          For the Years Beginning January 1*
                and Ending December 31,
                (September 30 for 2004)                    1997       1998        1999        2000         2001
-------------------------------------------------------------------------------------------------------------------
OPPENHEIMER MAIN STREET/(2)/
 Accumulation Unit Value, Beginning of Period                  --          --          --  $    10.00   $     9.01
 Accumulation Unit Value, End of Period                        --          --          --  $     9.01   $    7.973
 Number of Units Outstanding, End of Period                    --          --          --     232,475      225,807
OPPENHEIMER STRATEGIC BOND/(3)/
 Accumulation Unit Value, Beginning of Period                  --          --  $    10.00  $    10.24   $    10.36
 Accumulation Unit Value, End of Period                        --          --  $    10.24  $    10.36   $   10.704
 Number of Units Outstanding, End of Period                    --          --      98,211     100,515      101,021
PUTNAM VT DISCOVERY GROWTH - CLASS IB/(7)/
 Accumulation Unit Value, Beginning of Period                  --          --          --          --   $   10.000
 Accumulation Unit Value, End of Period                        --          --          --          --   $   10.135
 Number of Units Outstanding, End of Period                    --          --          --          --           --
PUTNAM VT DIVERSIFIED INCOME - CLASS IB/(7)/
 Accumulation Unit Value, Beginning of Period                  --          --          --          --   $   10.000
 Accumulation Unit Value, End of Period                        --          --          --          --   $    9.861
 Number of Units Outstanding, End of Period                    --          --          --          --           --
PUTNAM VT GROWTH AND INCOME - CLASS IB/(7)/
 Accumulation Unit Value, Beginning of Period                  --          --          --          --   $   10.000
 Accumulation Unit Value, End of Period                        --          --          --          --   $    9.901
 Number of Units Outstanding, End of Period                    --          --          --          --        1,194
PUTNAM GROWTH OPPORTUNITIES - CLASS IB/(7)/
 Accumulation Unit Value, Beginning of Period                  --          --          --          --   $   10.000
 Accumulation Unit Value, End of Period                        --          --          --          --   $   10.143
 Number of Units Outstanding, End of Period                    --          --          --          --           --
PUTNAM VT HEALTH SCIENCES - CLASS IB/(7)/
 Accumulation Unit Value, Beginning of Period                  --          --          --          --   $   10.000
 Accumulation Unit Value, End of Period                        --          --          --          --   $    9.792
 Number of Units Outstanding, End of Period                    --          --          --          --           --
PUTNAM VT NEW VALUE - CLASS IB/(7)/
 Accumulation Unit Value, Beginning of Period                  --          --          --          --   $   10.000
 Accumulation Unit Value, End of Period                        --          --          --          --   $   10.117
 Number of Units Outstanding, End of Period                    --          --          --          --           --
STI CLASSIC CAPITAL APPRECIATION/(4)/
 Accumulation Unit Value, Beginning of Period            $  13.01  $    17.52  $    22.27  $    23.87   $    24.25
 Accumulation Unit Value, End of Period                  $  17.52  $    22.27  $    23.87  $    24.25   $   22.620
 Number of Units Outstanding, End of Period               740,261   1,683,922   2,274,389   1.623,697    1,447,966
STI CLASSIC GROWTH AND INCOME/(2)/
 Accumulation Unit Value, Beginning of Period                  --          --          --  $    10.00   $    10.12
 Accumulation Unit Value, End of Period                        --          --          --  $    10.12   $    9.422
 Number of Units Outstanding, End of Period                    --          --          --      54,035       62,398
STI CLASSIC INTERNATIONAL EQUITY/(5)/
 Accumulation Unit Value, Beginning of Period            $  10.15  $    11.69  $    12.76  $    13.69   $    13.03
 Accumulation Unit Value, End of Period                  $  11.69  $    12.76  $    13.69  $    13.03   $   10.610
 Number of Units Outstanding, End of Period               449,232     694,787     650,400     449,680      390,163
STI CLASSIC INVESTMENT GRADE BOND/(4)/
 Accumulation Unit Value, Beginning of Period            $  10.43  $    11.19  $    12.07  $    11.69   $    12.26
 Accumulation Unit Value, End of Period                  $  11.19  $    12.07  $    11.69  $    12.26   $   13.189
 Number of Units Outstanding, End of Period               187,763     604,179     847,001     612,043      593,732
STI CLASSIC MID-CAP EQUITY/(4)/
 Accumulation Unit Value, Beginning of Period            $  11.77  $    14.19  $    15.01  $    16.84   $    16.11
 Accumulation Unit Value, End of Period                  $  14.19  $    15.01  $    16.84  $    16.11   $   16.310
 Number of Units Outstanding, End of Period               329,138     671,132     584,235     474,428      419,051
STI CLASSIC SMALL CAP VALUE EQUITY/(6)/
 Accumulation Unit Value, Beginning of Period            $  10.00  $     9.76  $     8.45  $     7.93   $     9.10
 Accumulation Unit Value, End of Period                  $   9.76  $     8.45  $     7.93  $     9.10   $   10.894
 Number of Units Outstanding, End of Period               161,267     706,858     545,289     350,147      310,696

44 PROSPECTUS

          For the Years Beginning January 1*
                and Ending December 31,
                (September 30 for 2004)                    1997       1998        1999        2000         2001
-------------------------------------------------------------------------------------------------------------------
STI CLASSIC VALUE INCOME STOCK/(4)/
 Accumulation Unit Value, Beginning of Period            $  12.52  $    15.65  $    16.90  $    16.18   $    17.61
 Accumulation Unit Value, End of Period                  $  15.65  $    16.90  $    16.18  $    17.61   $   17.159
 Number of Units Outstanding, End of Period               923,837   1,961,704   2,345,908   1,338,854    1,207,310

          For the Years Beginning January 1*
                and Ending December 31,
                (September 30 for 2004)                     2002       2003        2004
------------------------------------------------------------------------------------------
AIM V.I. BALANCED-SERIES I/(2)/
 Accumulation Unit Value, Beginning of Period            $    8.398   $  6.861    $  7.869
 Accumulation Unit Value, End of Period                  $    6.861   $  7.869    $  7.823
 Number of Units Outstanding, End of Period                  53,692     47,794      45,785
AIM V.I. CAPITAL APPRECIATION-SERIES I/(3)/
 Accumulation Unit Value, Beginning of Period            $    9.672   $  7.211    $  9.205
 Accumulation Unit Value, End of Period                  $    7.211   $  9.205    $  8.823
 Number of Units Outstanding, End of Period                 802,796    694,210     584,028
AIM V.I. CORE EQUITY-SERIES I/(2)/
 Accumulation Unit Value, Beginning of Period            $    6.325   $  5.262    $  6.453
 Accumulation Unit Value, End of Period                  $    5.262   $  6.453    $  6.472
 Number of Units Outstanding, End of Period                  81,215     55,434      51,341
AIM V.I. GROWTH-SERIES I/(2)/
 Accumulation Unit Value, Beginning of Period            $    4.845   $  3.296    $  4.264
 Accumulation Unit Value, End of Period                  $    3.296   $  4.264    $  4.127
 Number of Units Outstanding, End of Period                  65,366     45,883      40,626
AIM V.I. HIGH YIELD-SERIES I/(3)/
 Accumulation Unit Value, Beginning of Period            $    8.129   $  7.544    $  9.520
 Accumulation Unit Value, End of Period                  $    7.544   $  9.520    $ 10.001
 Number of Units Outstanding, End of Period                  66,195     64,844      60,905
AIM V.I. PREMIER EQUITY-SERIES I/(2)/
 Accumulation Unit Value, Beginning of Period            $    6.922   $  4.758    $  5.865
 Accumulation Unit Value, End of Period                  $    4.758   $  5.865    $  5.656
 Number of Units Outstanding, End of Period                 246,068    223,766     196,915
FEDERATED PRIME MONEY FUND II/(4)/
 Accumulation Unit Value, Beginning of Period            $   12.297   $ 12.290    $ 12.196
 Accumulation Unit Value, End of Period                  $   12.290   $ 12.196    $ 12.121
 Number of Units Outstanding, End of Period                 395,187    215,048     142,538
FIDELITY VIP CONTRAFUND(R) - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period            $    8.137   $  7.277    $  9.218
 Accumulation Unit Value, End of Period                  $    7.277   $  9.218    $  9.643
 Number of Units Outstanding, End of Period                  93,859     98,381      66,802
FIDELITY VIP EQUITY-INCOME - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period            $   10.169   $  8.324    $ 10.692
 Accumulation Unit Value, End of Period                  $    8.324   $ 10.692    $ 10.797
 Number of Units Outstanding, End of Period                  58,033     49,769      39,229
FIDELITY VIP GROWTH - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period            $    7.042   $  4.856    $  6.361
 Accumulation Unit Value, End of Period                  $    4.856   $  6.361    $  5.997
 Number of Units Outstanding, End of Period                 185,265    157,793     140,500
FIDELITY VIP HIGH INCOME - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period            $    7.012   $  7.149    $  8.967
 Accumulation Unit Value, End of Period                  $    7.149   $  8.967    $  9.291
 Number of Units Outstanding, End of Period                  19,412     24,612      15,515
FIDELITY VIP INDEX 500 - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period            $    7.798   $  5.982    $  7.574
 Accumulation Unit Value, End of Period                  $    5.982   $  7.574    $  7.592
 Number of Units Outstanding, End of Period                 199,494    185,134     187,602

45 PROSPECTUS

          For the Years Beginning January 1*
                and Ending December 31,
                (September 30 for 2004)                     2002       2003        2004
------------------------------------------------------------------------------------------
FIDELITY VIP OVERSEAS - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period            $    6.698   $  5.268    $  7.447
 Accumulation Unit Value, End of Period                  $    5.268   $  7.447    $  7.325
 Number of Units Outstanding, End of Period                  32,488     22,213      13,388
FTVIP TEMPLETON BOND - CLASS 2/(3)/
 Accumulation Unit Value, Beginning of Period                    --         --          --
 Accumulation Unit Value, End of Period /(8)/                    --         --          --
 Number of Units Outstanding, End of Period /(8)/                --         --          --
FTVIP TEMPLETON GLOBAL INCOME SECURITIES - CLASS 2/(2)/
 Accumulation Unit Value, Beginning of Period /(9)/      $   11.455   $ 13.678    $ 16.506
 Accumulation Unit Value, End of Period                  $   13.678     16.506      16.997
 Number of Units Outstanding, End of Period                  17,271     18,184      18,283
FTVIP TEMPLETON GROWTH SECURITIES - CLASS 2/(2)/
 Accumulation Unit Value, Beginning of Period/(9)/       $   13.196   $ 10.601    $ 13.806
 Accumulation Unit Value, End of Period                  $   10.601     13.806      14.240
 Number of Units Outstanding, End of Period                 280,084    242,109     211,609
FTVIP TEMPLETON STOCK - CLASS 2/(3)/
 Accumulation Unit Value, Beginning of Period                    --         --          --
 Accumulation Unit Value, End of Period /(8)/                    --         --          --
 Number of Units Outstanding, End of Period /(8)/                --         --          --
MFS EMERGING GROWTH - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period            $    5.367   $  3.504    $  4.497
 Accumulation Unit Value, End of Period                  $    3.504   $  4.497    $  4.400
 Number of Units Outstanding, End of Period                 136,954     96,577      90,494
MFS INVESTORS TRUST - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period            $    8.164   $  6.359    $  7.656
 Accumulation Unit Value, End of Period                  $    6.359   $  7.656    $  7.622
 Number of Units Outstanding, End of Period                  30,519     22,682      22,224
MFS NEW DISCOVERY - INITIAL CLASS/(7)/
 Accumulation Unit Value, Beginning of Period            $   10.641   $  7.170    $  9.450
 Accumulation Unit Value, End of Period                  $    7.170   $  9.450    $  8.712
 Number of Units Outstanding, End of Period                   5,692      4,958       1,888
MFS RESEARCH - INITIAL CLASS/(2)/
 Accumulation Unit Value, Beginning of Period            $    6.987   $  5.197    $  6.387
 Accumulation Unit Value, End of Period                  $    5.197   $  6.387    $  6.482
 Number of Units Outstanding, End of Period                  55,026     54,504      49,486
MFS UTILITIES - INITIAL CLASS/(7)/
 Accumulation Unit Value, Beginning of Period            $    9.117   $  6.940    $  9.296
 Accumulation Unit Value, End of Period                  $    6.940   $  9.296    $ 10.639
 Number of Units Outstanding, End of Period                   3,754      1,439       1,876
OPPENHEIMER AGGRESSIVE GROWTH/(2)/
 Accumulation Unit Value, Beginning of Period            $    5.557   $  3.955    $  4.895
 Accumulation Unit Value, End of Period                  $    3.955   $  4.895    $  5.156
 Number of Units Outstanding, End of Period                  87,854     56,970      59,721
OPPENHEIMER BALANCED/(3)//(10)/
 Accumulation Unit Value, Beginning of Period            $   11.763   $ 10.387    $ 12.793
 Accumulation Unit Value, End of Period                  $   10.387   $ 12.793    $ 12.921
 Number of Units Outstanding, End of Period                 254,027    233,410     208,151
OPPENHEIMER CAPITAL APPRECIATION/(2)/
 Accumulation Unit Value, Beginning of Period            $    7.863   $  5.668    $  7.315
 Accumulation Unit Value, End of Period                  $    5.668   $  7.315    $  7.125
 Number of Units Outstanding, End of Period                 104,457     80,421      87,679
OPPENHEIMER GLOBAL SECURITIES/(2)/
 Accumulation Unit Value, Beginning of Period            $    8.391   $  6.440    $  9.078
 Accumulation Unit Value, End of Period                  $    6.440   $  9.078    $  9.203
 Number of Units Outstanding, End of Period                 103,773     80,720      73,133

46 PROSPECTUS

          For the Years Beginning January 1*
                and Ending December 31,
                (September 30 for 2004)                     2002       2003        2004
------------------------------------------------------------------------------------------
OPPENHEIMER MAIN STREET/(2)/
 Accumulation Unit Value, Beginning of Period            $    7.973   $  6.381    $  7.970
 Accumulation Unit Value, End of Period                  $    6.381   $  7.970    $  7.930
 Number of Units Outstanding, End of Period                 163,581    147,506     139,285
OPPENHEIMER STRATEGIC BOND/(3)/
 Accumulation Unit Value, Beginning of Period            $   10.704   $ 11.336    $ 13.191
 Accumulation Unit Value, End of Period                  $   11.336   $ 13.191    $ 13.528
 Number of Units Outstanding, End of Period                 100,250     75,920      68,290
PUTNAM VT DISCOVERY GROWTH - CLASS IB/(7)/
 Accumulation Unit Value, Beginning of Period            $   10.135   $  7.034    $  9.152
 Accumulation Unit Value, End of Period                  $    7.034   $  9.152    $  8.622
 Number of Units Outstanding, End of Period                      --         --          --
PUTNAM VT DIVERSIFIED INCOME - CLASS IB/(7)/
 Accumulation Unit Value, Beginning of Period            $    9.861   $ 10.293    $ 12.179
 Accumulation Unit Value, End of Period                  $   10.293   $ 12.179    $ 12.683
 Number of Units Outstanding, End of Period                   2,054      8,558       1,860
PUTNAM VT GROWTH AND INCOME - CLASS IB/(7)/
 Accumulation Unit Value, Beginning of Period            $    9.901   $  7.905    $  9.925
 Accumulation Unit Value, End of Period                  $    7.905   $  9.925    $ 10.025
 Number of Units Outstanding, End of Period                     810      1,457       1,443
PUTNAM GROWTH OPPORTUNITIES - CLASS IB/(7)/
 Accumulation Unit Value, Beginning of Period            $   10.143   $  7.049    $  8.549
 Accumulation Unit Value, End of Period                  $    7.049   $  8.549    $  7.978
 Number of Units Outstanding, End of Period                      --      2,742          --
PUTNAM VT HEALTH SCIENCES - CLASS IB/(7)/
 Accumulation Unit Value, Beginning of Period            $    9.792   $  7.688    $  8.971
 Accumulation Unit Value, End of Period                  $    7.688   $  8.971    $  8.776
 Number of Units Outstanding, End of Period                   1,628      3,348       4,749
PUTNAM VT NEW VALUE - CLASS IB/(7)/
 Accumulation Unit Value, Beginning of Period            $   10.117   $  8.415    $ 10.988
 Accumulation Unit Value, End of Period                  $    8.415   $ 10.988    $ 11.394
 Number of Units Outstanding, End of Period                   1,515      1,481       1,447
STI CLASSIC CAPITAL APPRECIATION/(4)/
 Accumulation Unit Value, Beginning of Period            $   22.620   $ 17.414    $ 20.330
 Accumulation Unit Value, End of Period                  $   17.414   $ 20.330    $ 19.876
 Number of Units Outstanding, End of Period               1,179,605    991,698     857,688
STI CLASSIC GROWTH AND INCOME/(2)/
 Accumulation Unit Value, Beginning of Period            $    9.422   $  7.374    $  9.193
 Accumulation Unit Value, End of Period                  $    7.374   $  9.193    $  9.452
 Number of Units Outstanding, End of Period                  64,219     70,030      72,640
STI CLASSIC INTERNATIONAL EQUITY/(5)/
 Accumulation Unit Value, Beginning of Period            $   10.610   $  8.514    $ 11.522
 Accumulation Unit Value, End of Period                  $    8.514   $ 11.522    $ 11.893
 Number of Units Outstanding, End of Period                 339,522          0     224,260
STI CLASSIC INVESTMENT GRADE BOND/(4)/
 Accumulation Unit Value, Beginning of Period            $   13.189   $ 13.961    $ 14.244
 Accumulation Unit Value, End of Period                  $   13.961   $ 14.244    $ 14.504
 Number of Units Outstanding, End of Period                 541,750        258     389,653
STI CLASSIC MID-CAP EQUITY/(4)/
 Accumulation Unit Value, Beginning of Period            $   16.310   $ 11.501    $ 14.705
 Accumulation Unit Value, End of Period                  $   11.501   $ 14.705    $ 15.062
 Number of Units Outstanding, End of Period                 362,074    307,054     266,150
STI CLASSIC SMALL CAP VALUE EQUITY/(6)/
 Accumulation Unit Value, Beginning of Period            $   10.894   $ 10.610    $ 14.476
 Accumulation Unit Value, End of Period                  $   10.610   $ 14.476    $ 15.672
 Number of Units Outstanding, End of Period                 295,531    252,543     213,689

47 PROSPECTUS

         For the Years Beginning January 1*
                and Ending December 31,
                (September 30 for 2004)                     2002        2003       2004
------------------------------------------------------------------------------------------
STI CLASSIC VALUE INCOME STOCK/(4)/
 Accumulation Unit Value, Beginning of Period            $   17.159   $ 14.040    $ 17.037
 Accumulation Unit Value, End of Period                  $   14.040   $ 17.037    $ 17.886
 Number of Units Outstanding, End of Period               1,036,229    867,672     743,227

* Unless otherwise indicated.

1) The Accumulation Unit Values in this table reflect a Mortality and Expense Risk Charge of 1.35% and an Administrative Expense Charge of 0.10%.

(2) Variable Sub-Accounts that commenced operations on April 27, 2000.

(3) Variable Sub-Accounts that commenced operations on January 14, 1999.

(4) Variable Sub-Account that commenced operations on October 2, 1995.

(5) Variable Sub-Accounts that commenced operations on November 7, 1996.

(6) Variable Sub-Accounts that commenced operations on October 21, 1997.

(7) Variable Sub-Accounts that commenced operations on August 30, 2001.

(8) End of period May 1, 2000.

(9) Beginning of period May 1, 2000.

(10) Effective May 1, 2004, the Oppenheimer Multiple Strategies Fund/VA changed its name to the Oppenheimer Balanced Fund/VA. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

48 PROSPECTUS

APPENDIX B MARKET VALUE ADJUSTMENT

The Market Value Adjustment is based on the following:

I = the interest crediting rate for a Guarantee Period

N = the number of whole and partial years from the date we receive the transfer, withdrawal, or death benefit request, or from the Payout Start Date to the end of the Guarantee Period; and

J = the current interest crediting rate offered for a Guarantee Period of length N on the date we determine the Market Value Adjustment.

J will be determined by a linear interpolation between the current interest rates for the next higher and lower integral years. For purposes of interpolation, current interest rates for Guarantee Periods not available under this

Contract will be calculated in a manner consistent with those which are available.

The Market Value Adjustment factor is determined from the following formula:

.9 x (I - J) x N

Any transfer, withdrawal, or death benefit (depending on your Contract) paid or amount applied to an Income Plan from a Guarantee Period (except during the 30 day period after such Guarantee Period expires) will be multiplied by the Market Value Adjustment factor to determine the Market Value Adjustment.

EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment: $10,000 allocated to a Guarantee Period

Guarantee Period: 5 years

Interest Rate: 4.50%

Full Surrender: End of Contract Year 3

NOTE: This illustration assumes that premium taxes are not applicable.

Step 1. Calculate Contract $10,000.00 X

(1.0450)/3 /= $11,411.66 Value at End of

 Contract Year 3:

Step 2. Calculate the Free      .10 X $11,411.66 = $1,141.17
 Withdrawal Amount:
Step 3. Calculate the           .05 X ($10,000.00 - $1,141.17) = $442.94
 Withdrawal Charge:
Step 4. Calculate the Market    I = 4.5%
 Value Adjustment               J = 4.2%

                                    730 days
                                N = -------- = 2
                                    365 days

                                Market Value Adjustment Factor:
                                .9 x (I - J) x N =.9 x
                                (.045 -.042) x (730/365)
                                =.0054

                                Market Value Adjustment =
                                Market Value Adjustment Factor
                                x Amount Subject to
                                Market Value Adjustment:
                                =.0054 X $11,411.66 = $61.62

Step 5. Calculate the amount    $11,411.66 - $442.94 + $61.62 = $11,030.34
 received by Customers as a
 result of full withdrawal at

the end of Contract Year 3:

EXAMPLE 1 (ASSUMES DECLINING INTEREST RATES)

49 PROSPECTUS

EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract Value $10,000.00 X

(1.045)/3 /= $11,411.66 at End of Contract

 Year 3:

Step 2. Calculate the Free          .10% X ($11,411.66) = $1,141.17
 Withdrawal Amount:
Step 3. Calculate the Withdrawal    =.05 X ($10,000.00 - $1,141.17) = $442.94
 Charge:
Step 4. Calculate the Market Value  I = 4.5%
 Adjustment:                        J = 4.8%

                                        730 days
                                    N = -------- = 2
                                        365 days

                                    Market Value Adjustment Factor:
                                    .9 x (I - J) x N =.9 x (.045 -.048)
                                    x (730/365) =
                                    -.0054

                                    Market Value Adjustment =
                                    Market Value Adjustment Factor x
                                    Amount Subject to
                                    Market Value Adjustment:
                                    = -.0054 X $11,411.66 = - $61.62

Step 5. Calculate the amount    $11,411.66 - $442.94 - $61.62 = $10,907.10
 received by Customers as a
 result of full withdrawal at

the end of Contract Year 3:

50 PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION

TABLE OF CONTENTS

ADDITIONS, DELETIONS OR SUBSTITUTIONS OF INVESTMENTS

THE CONTRACT

PURCHASE OF CONTRACTS

TAX-FREE EXCHANGES (1035 EXCHANGES, ROLLOVERS AND TRANSFERS)

CALCULATION OF ACCUMULATION UNIT VALUES

NET INVESTMENT FACTOR

CALCULATION OF VARIABLE INCOME PAYMENTS

Calculation of Annuity Unit Values

GENERAL MATTERS

Incontestability

Settlements

Safekeeping of the Variable Account's Assets

Premium Taxes

Tax Reserves

EXPERTS

FINANCIAL STATEMENTS

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

51 PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees............................             $0
Cost of printing and engraving.......         $____
Legal fees...................................                 $0
Accounting fees..............................           $6,600
Mailing fees.................................               $____

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The By-laws of Allstate Life Insurance Company ("Registrant") provide that Registrant will indemnify all of its directors, former directors, officers and former officers, to the fullest extent permitted under law, who were or are a party or are threatened to be made a party to any proceeding by reason of the fact that such persons were or are directors or officers of Registrant, against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them. The indemnity shall not be deemed exclusive of any other rights to which directors or officers may be entitled by law or under any articles of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the indemnity shall inure to the benefit of the legal representatives of directors and officers or of their estates, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such directors and officers. The indemnity shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such directors and officers taken prior to the effectiveness of this indemnity; provided that payment of such claims had not been agreed to or denied by Registrant before such date.

The directors and officers of Registrant have been provided liability insurance for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of Registrant.

ITEM 16. EXHIBITS

 (1)(a) Form of Underwriting Agreement (Incorporated herein by reference to Initial Form S-1 Registration Statement of (File No. 333-07275) dated June 28, 1996.)

(1)(b) Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements between ALFS, Inc. and Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Distributors, LLC, Allstate Financial Services, LLC & Lincoln Benefit Life Company (Incorporated herein by reference to Registrant’s Current Report on Form 8-K (File No. 0-31248) dated September 1, 2011.)

(4) (a) Form of Flexible Premium Deferred Variable Annuity Contract (Incorporated herein by reference to Post-Effective Amendment No. 2 to Registration Statement (File No. 033-91916) dated February 25, 1997).

(b) Form of Contract Endorsement (reflecting Allstate as issuer) (Incorporated herein by reference to S-3 initial Registration Statement (File No. 333-121742) dated December 28, 2004).

(5) Opinion and Consent of Counsel re: Legality of securities being registered.  Filed herewith.

(15) Letter re: unaudited interim financial information from Independent Registered Public Accounting Firm.  Filed herewith.

(23) Consent of Independent Registered Public Accounting Firm. Filed herewith.

(24) Powers of Attorney for Robert K. Becker, David A. Bird, Anurag Chandra, Don Civgin,
     Matthew S. Easley, Mark A. Green, Judith P. Greffin, Mark R. LaNeve, Susan L. Lees,
     Samuel H. Pilch, John C. Pintozzi, Steven E. Shebik, Thomas J. Wilson, and Matthew E. Winter. Filed herewith.

(99) (a) Merger Agreement and Articles of Merger Between Glenbrook Life and Annuity Company and Allstate Life Insurance Company. (Incorporated herein by reference to Form S-3 initial Registration Statement (File No. 121742) dated December 28, 2004)

(99) (b) Experts.  Filed herewith.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3) That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of Illinois on the 21st day of October, 2011.

ALLSTATE LIFE INSURANCE COMPANY

 (REGISTRANT)

By: /s/ SUSAN L. LEES --------------------------------------- Susan L. Lees Director, Senior Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 21st day of October, 2011.

*MATTHEW E. WINTER                                                                Director, President and Chief Executive Officer
------------------------------------                                                                (Principal Executive Officer)
Matthew E. Winter

*/JOHN C. PINTOZZI                                                                        Director and Chief Financial
------------------------------------                                                                Officer
John C. Pintozzi                                                                                   (Principal Financial Officer)

*/THOMAS J. WILSON                                                                    Director and Chairman of the Board
------------------------------------
Thomas J. Wilson

*/ROBERT K. BECKER                                                                       Director
------------------------------------
Robert K. Becker

*/DAVID A. BIRD                                                                              Director
------------------------------------
David A. Bird

*/ANURAG CHANDRA                                                                Director
------------------------------------
Anurag Chandra

*/DON CIVGIN                                                                                Director
------------------------------------
Don Civgin

*/MATTHEW S. EASLEY                                                            Director
------------------------------------
Matthew S. Easley

*/MARK A. GREEN                                                                      Director
------------------------------------
Mark A. Green

*/JUDITH P. GREFFIN                                                                Director
------------------------------------
Judith P. Greffin

*/MARK R. LANEVE                                                                Director
------------------------------------
Mark R. LaNeve

/s/SUSAN L. LEES                                                                      Director
Susan L. Lees

*/SAMUEL H. PILCH                                                                Director and Controller
------------------------------------                                                                (Principal Accounting Officer)
Samuel H. Pilch

*/STEVEN E. SHEBIK                                                                Director
------------------------------------
Steven E. Shebik

*/By:  Susan L. Lees, pursuant to power of attorney, filed herewith.

EXHIBIT LIST

The following exhibits are filed herewith:

 (5) Opinion and Consent of Counsel re: Legality of securities being registered

(15) Letter Re: Unaudited Interim Financial Information from Independent Registered Public Accounting Firm

(23) Consent of Independent Registered Public Accounting Firm

(24) Powers of Attorney for Robert K. Becker, David A. Bird, Anurag Chandra, Don Civgin, Matthew S. Easley,
     Mark A. Green, Judith P. Greffin, Mark R. LaNeve, Susan L. Lees, Samuel H. Pilch, John C. Pintozzi,
     Steven E. Shebik, Thomas J. Wilson, and Matthew E. Winter

 (99)(b) Experts